As filed with the Securities and Exchange Commission on January 26, 2001
                                                     Registration No. 333-45756
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 AMENDMENT NO. 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                BIOSYNTECH, INC.
              (Exact Name of Small Business Issuer in Its Charter)

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

               Nevada                                     9995                                    88-0329399
  (State or Other Jurisdiction of             (Primary Standard Industrial                     (I.R.S. Employer
   Incorporation or Organization)             Classification Code Number)                   Identification Number)

                          475 Boulevard Armand-Frappier
                          Laval, Quebec, Canada H7V 4B3
                                 (450) 686-2437
         (Address and Telephone Number, of Principal Executive Offices)

                                Dr. Amine Selmani
                       Chairman of the Board and President
                                BioSyntech, Inc.
                          475 Boulevard Armand-Frappier
                          Laval, Quebec, Canada H7V 4B3
                                 (450) 686-2437

            (Name, Address and Telephone Number of Agent for Service)


                                    Copy to:
                              David J. Adler, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                           (212) 935-1787 (Facsimile)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
____________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

         THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAWS TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAD BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.WE WILL AMEND AND COMPLETE THE
INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAWS TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAD BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.


                  SUBJECT TO COMPLETION, DATED JANUARY 26, 2001
                             PRELIMINARY PROSPECTUS
                        7,537,036 SHARES OF COMMON STOCK



                                BIOSYNTECH, INC.



         This prospectus relates to shares of our common stock that may be offered for resale by the selling stockholders through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of our common stock.


         Our common stock is listed on the Over the Counter Electronic Bulletin Board under the symbol "BSYI". On January 25, 2001, the closing price of our common stock was $1.1875 per share.

    AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS
                     BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

                                -----------------


               The date of this prospectus is ____________, 2001.


TABLE OF CONTENTS


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
PROSPECTUS SUMMARY................................................................................................1

RISK FACTORS......................................................................................................3
         We expect that we will incur loses for the foreseeable future and may never become profitable............3
         We need to raise substantial funds if we are ever to become profitable...................................3
         Our delivery technologies may not produce safe, useful or commercially viable products and accordingly, we may never be profitable.....................................................................4
         The Food and Drug Administration may not approve our product candidates..................................4
         Our present and future arrangements with collaborators and licenses are critical to our success..........5
         Rapid technological change could render our therapeutic delivery systems obsolete or noncompetetive......6
         The competitive nature of our industry could adversely affect market acceptance of our products..........6
         Proprietary protection for our products is uncertain and we could become involved in costly litigation and be prevented from selling our products......................................................6
         We may be unable to retain our key executives and research and development personnel.....................7
         Our operating results may be affected by foreign exchnage fluctuations  of the Canadian Dollar...........7
         Our common stock may be subject to additional regulations applicable to lower priced securities..........7
         Our forward looking statements may not be correct........................................................8
USE OF PROCEEDS...................................................................................................9

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..........................................................9
DESCRIPTION OF BUSINESS..........................................................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION........................................................28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................34
EXECUTIVE COMPENSATION...........................................................................................35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................37
SELLING STOCKHOLDERS.............................................................................................37
PLAN OF DISTRIBUTION.............................................................................................39
DESCRIPTION OF CAPITAL STOCK.....................................................................................41
EXPERTS..........................................................................................................41
LEGAL MATTERS....................................................................................................41
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES.................................................................................42
WHERE YOU CAN FIND MORE INFORMATION..............................................................................42

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS......................................................................F-1

                               PROSPECTUS SUMMARY

                                BIOSYNTECH, INC.

         We were incorporated in the State of Nevada on December 14, 1994. We are an advanced biomaterials company specialized in tissue engineering and therapeutic delivery. Our main focus is the repair of damaged tissue in the human body, such as bone or cartilage. We are also engaged in the development of advanced injectable biomaterials for the delivery of cells, genetic material and biotherapeutic agents. We have had limited revenues. Our future operations are dependent upon our receiving the financing necessary to complete research and development projects and market our products. We are unsure whether we can complete the development of our products, or if we complete them, whether we can successfully market them or generate sufficient revenues to fund our future operations or additional research, development and marketing.

         Our functional currency is the Canadian dollar. All amounts presented in this prospectus are in Canadian dollars. Other amounts that are expressed in United States dollars are identified as such. See "Currency Exchange Rates" for a description of the exchange rate for the Canadian dollar per one United States dollar as of March 31, 1999 and March 31, 2000 and as of September 30, 1999 and September 30, 2000.

         Our address is 475 Boulevard Armand-Frappier, Laval, Quebec, Canada H7V 4B3. Our telephone number is (450) 686-2437.

                                  THE OFFERING


Common stock being offered...........................    7,537,036 shares

Common stock outstanding prior to this offering......    29,182,250 shares

Common stock to be outstanding after the offering,       29,182,250 shares
assuming no exercise of options or warrants..........

Use of proceeds......................................    We  will   receive   no
                                                         proceeds  from the sale
                                                         of  the  shares  by the
                                                         selling    stockholders
                                                         listed      in     this
                                                         prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR COMMON STOCK.

         WE EXPECT THAT WE WILL INCUR LOSSES FOR THE FORESEEABLE FUTURE AND MAY NEVER BECOME PROFITABLE.

         We have had net operating losses since being founded and currently have an accumulated deficit. These losses consist of research and development costs and general and administrative expenses. We expect to have substantial additional expenses over the next several years as our research and development activities and the process of seeking regulatory approval of our products, including clinical trials, accelerate. Because we do not expect to have significant revenues from the sale of products for several years, if ever, we expect that those expenses will result in additional losses.

         Our future profitability depends, in part, on:

         o  Obtaining regulatory approval for our products;
         o  Entering into agreements to develop and commercialize products;
         o Developing the capacity to manufacture and market products or entering into agreements with others to do so;
         o  Market  acceptance of our  products;
         o The ability to obtain additional funding from our collaborative partners; and
         o The ability to achieve  certain product development milestones.

         We may not achieve any or all of these goals and are unable to predict whether we will ever achieve significant revenues or profits. Even if we receive regulatory approval of one or more of our products, we may not achieve significant commercial success.

         WE NEED TO RAISE SUBSTANTIAL FUNDS TO BECOME PROFITABLE.

         We need to raise substantial amounts of money if we are ever to become profitable. If sufficient financing is unavailable on a timely basis, we may have to curtail development programs or transfer rights in products that could later prove to be of great value. The financing we require and when we will spend it, will depend, in part, on:

         o How our research and development programs, including clinical trials, progress;
         o How much time and expense will be required to receive FDA approval for our product candidates;
         o The cost of building, operating and maintaining manufacturing facilities;
         o  How many product candidates we pursue;
         o How much time and money we need to prosecute and enforce patent rights;
         o How competing technological and market developments affect our product candidates; and
         o  The cost of obtaining licenses to use technology owned by others.

         We will seek funds by issuing equity and debt securities and through arrangements with our collaborative partners. If we issue equity securities, our present stockholders will suffer dilution. If we issue debt securities, we will face the risks associated with debt, including rises in interest rates and insufficient cash flow to pay the principal of and interest on our debt securities. We are unable to predict whether additional equity or debt financing will be available to us, on favorable terms or at all.

         OUR DELIVERY TECHNOLOGIES MAY NOT PRODUCE SAFE, USEFUL OR COMMERCIALLY VIABLE PRODUCTS AND ACCORDINGLY, WE MAY NEVER BE PROFITABLE.

         To be profitable, we must develop, manufacture and market our products, either alone or by collaborating with others. This process could take several years and we may never be successful in bringing our product candidates to the market. Additionally, our success in pre-clinical and early clinical trials does not ensure that large scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent further clinical development or regulatory approvals. Our products may:

         o Be shown to be ineffective  or to cause harmful side effects;
         o Fail to receive  regulatory  approval on a timely basis or at all;
         o Be hard to manufacture on a large scale; o Be uneconomical;
         o Not be pursued by our collaborative  partners;
         o Not be prescribed by doctors or accepted by patients; or
         o Infringe on proprietary rights of another party.

         THE  FOOD  AND  DRUG   ADMINISTRATION   MAY  NOT  APPROVE  OUR  PRODUCT
         CANDIDATES.

         FDA approval is required to manufacture and market pharmaceutical products in the United States. The process to receive this approval is extensive and includes pre-clinical testing and clinical trials to demonstrate safety and efficacy, and a review of the manufacturing process to ensure compliance with good manufacturing practices. This process can last many years and be very costly and still be unsuccessful. The length of time necessary to complete clinical trials and receive approval for product marketing by regulatory authorities varies significantly by product and indication and is difficult to predict. FDA approval can be delayed, limited or denied for many reasons, including:

         o        A product candidate may not be safe or effective;
         o Data from pre-clinical testing and clinical trials can be interpreted by FDA officials in different ways than we interpret it;
         o The FDA might not approve our manufacturing processes or facilities;
         o The FDA may change its approval policies or adopt new regulations; and
         o A product candidate may not be approved for all the uses we requested.

         Countries other than the United States, including Canada, have similar requirements. The process of getting approvals in foreign countries is subject to delay and failure for the same reasons.

         OUR PRESENT AND FUTURE ARRANGEMENTS WITH COLLABORATORS AND LICENSEES ARE CRITICAL TO OUR SUCCESS.

         We are designing delivery systems for medications and drug products that are protected by our licensees' or collaborators' patents. In some cases, we depend on these parties to conduct pre-clinical testing and clinical trials and to provide funding for our development programs. If we are unable to reach satisfactory agreements with our collaborators or with third parties, we would incur substantial additional costs and would experience substantial delay in commercializing most of our products. Some of our collaborators can terminate their agreements with us for no reason and on limited notice. We are unsure whether any of these relationships will continue.

         Our  present  plans  call  for  us  to  develop  the   capabilities  to
manufacture our own products in commercial quantities. We may rely upon our collaborators and or licensees for the marketing and sales of our products.

         We have limited means of enforcing our collaborators' or licensees' performance or of controlling the resources they devote to our programs. If a collaborator fails to perform, the research, development or commercialization program on which it is working will be delayed. If this happens, we may have to stop the program entirely.

         Disputes may arise between us and a collaborator and may involve the issue of which of us owns the technology that is developed during a collaboration. A potential dispute could delay the program or result in expensive arbitration or litigation, which we might not win. A collaborator may choose to use its own or other technology to deliver its drug or cell product. Our collaborators could merge with or be acquired by another company or financial or operational difficulties that could adversely affect our programs.

         RAPID TECHNOLOGICAL CHANGE COULD RENDER OUR THERAPEUTIC DELIVERY SYSTEMS OBSOLETE OR NONCOMPETITIVE.

         Major technological changes can occur quickly in the biotechnological and pharmaceutical industries. The development by competitors of technologically improved or different products may make our product candidates obsolete or noncompetitive.

         THE COMPETITIVE NATURE OF OUR INDUSTRY COULD ADVERSELY AFFECT MARKET ACCEPTANCE OF OUR PRODUCTS.

         Our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. This would reduce our revenues and increase our losses. The degree of market acceptance of any product candidate that we develop will depend on a number of factors, including:

         o    Demonstration of their usefulness and safety;
         o    Their relative cost;
         o    Their advantage or disadvantage  compared to alternative  methods;
         o    The  marketing and distribution support they receive; and
         o    Reimbursement policies of government and third-party payors.

         Our products may compete with new products currently under development by others or with products that may cost less than our products. Our actual and potential competitors include other therapeutic delivery companies, biotechnology and pharmaceutical companies, academic and research institutions and government agencies. Many have greater name recognition and greater financial, research and development, marketing and personnel resources than we do. Many have greater experience in testing and clinical trials and in the regulatory process.

         PROPRIETARY PROTECTION FOR OUR PRODUCTS IS UNCERTAIN AND WE COULD BECOME INVOLVED IN COSTLY LITIGATION AND BE PREVENTED FROM SELLING OUR PRODUCTS.

         The following factors are important to our success:

         o Receiving patent protection for our product candidates and those of our collaborators;
         o Maintaining our trade secrets;
         o Not infringing on the  proprietary  rights  of  others;  and
         o Preventing  others  from infringing our proprietary rights.

         We can protect our proprietary rights from unauthorized use by third parties only if these rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Otherwise, we could become involved in costly litigation and be prevented from selling our products.

         We try to protect our proprietary position by filing United States, Canada, and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. The patent position of biopharmaceutical companies involves complex legal and factual questions. Enforceability of patents cannot be projected with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Any patents that we own or license from others may provide no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If patents do issue, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Also, others may independently develop similar technologies or duplicate any technology that we have developed. The laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States.

         We also rely on trade secrets, know-how and technology, which we try to protect by entering into confidentiality agreements with parties that have access to it, including our corporate partners, collaborators, employees and consultants. Any of these parties may breach the agreement and disclose our confidential information or our competitors might learn of the information in some other way.

         WE MAY BE UNABLE TO RETAIN OUR KEY EXECUTIVES AND RESEARCH AND DEVELOPMENT PERSONNEL.

         Our success depends on the services of key employees in executive and research and development positions, notably our Chairman of the Board, Chief Executive Officer and President, Dr. Selmani. The loss of the services of one or more of our key employees could have a material adverse effect on our operations.

         OUR OPERATING RESULTS MAY BE AFFECTED BY FOREIGN EXCHANGE FLUCTUATIONS OF THE CANADIAN DOLLAR.

         We expect a substantial portion of our revenues to be based on sales and services rendered to come from the United States, while a significant amount of our operating expenses will be incurred in Canada. As a result, our financial performance will be affected by fluctuations in the value of the United States dollar to the Canadian dollar. At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented, we are unsure whether these arrangements will be available, be cost effective or be able to fully offset future currency risks.

         OUR COMMON STOCK MAY BE SUBJECT TO ADDITIONAL REGULATIONS APPLICABLE TO LOWER PRICED SECURITIES.

         Our common stock may be subjected to a number of regulations that can affect its price and your ability to sell it. For example, Rule 15g-9 under the Exchange Act may apply to our common stock. This rule imposes sales practice requirements on broker-dealers that sell low priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction.

         In addition, under United States securities regulations, penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market. For any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock. The penny stock rules will not apply if the market price of our common stock is $5.00 or greater. These requirements may reduce the level of trading activity in any secondary market for our common stock and may adversely affect the ability of broker-dealers to sell our securities.

        OUR FORWARD LOOKING STATEMENTS MAY NOT BE CORRECT.

         This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe", "anticipate", "estimate", "expect" or words of similar import identify these forward-looking statements. These forward-looking statements are contained principally under the headings "Summary", "Risk Factors", "Management's Discussion and Analysis to Financial Condition and Results of Operations" and "Business". Although we have based these forward-looking statements on management's analysis of the business trends in the biotechnology industry, these forward-looking statements are subject to risks and uncertainties. Our actual results may differ materially from the expectations expressed by these forward-looking statements. Important factors that may cause actual results to differ materially from the expectations reflected in the forward-looking statements include, but not limited to, those set forth below:

         o    general economic, business and market conditions
         o    customer acceptance of new products
         o the occurrence or nonoccurrence of circumstances beyond our control.

         o All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             CURRENCY EXCHANGE RATES

         All dollar amounts stated in this prospectus are in Canadian dollars, except where otherwise specifically indicated. The following table sets forth, for the dates indicated, the rates at the specific date for the Canadian dollar per one U.S. dollar, each expressed in Canadian dollars and based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Bank of Canada:


                              Fiscal Year Ended March 31,
                                      1999                        2000
                                      ----                        ----
Rate at end of period                1.5175                      1.4494
Average rate during the period       1.5030                      1.4713
High of the period                   1.5450                      1.4923
Low for the period                   1.4310                      1.4489

                              Quarter Ended September 30,

                                      1999                        2000
                                      ----                        ----
Rate at end of period                1.4674                       1.5035
Average rate during the period       1.4828                       1.4822
High of the period                   1.5127                       1.5035
Low for the period                   1.4616                       1.4650


                                 USE OF PROCEEDS

         This prospectus relates to an aggregate of 7,537,036 shares of our common stock that may be sold from time to time by the selling stockholders. These shares are issuable upon the exchange on a one-to-one basis of class A stock of our subsidiary, Bio Syntech Canada, Inc. Although we will pay the registration expenses of these shares, including legal and accounting fees, all net proceeds from the sale of the shares of our common stock in this prospectus will go to the selling stockholders.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock has been eligible for trading on the Over The Counter Electronic Bulletin Board since the third quarter of the fiscal year ended March 31, 2000. The following table sets out the high and low closing bid prices of our common stock during the periods indicated. Prices reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.


    Fiscal Year                  Quarter    High (US $)          Low (US $)
    -----------
       2000         3rd quarter             $0.0000             $0.0000
                    4th quarter             $8.5625             $3.7500
       2001         1st quarter             $5.5000             $3.0000
                    2nd quarter             $4.9375             $2.5938
                    3rd quarter             $2.7656             $0.8750

                    4th quarter             $1.2500             $0.8750
                    (Until January 17, 2001)

         According to information furnished by our transfer agent, we have 69 holders of record, including depositories, of our common stock as of December 31, 2000.

DIVIDEND POLICY

         We do not anticipate declaring or paying any cash dividends on our common stock. We plan to retain any future earnings for the development of our business. The payment of future dividends will be at the discretion of our board of directors and will depend upon our, among other things, future earnings, capital requirements, financial condition and general business conditions.

                             DESCRIPTION OF BUSINESS

1.1  GENERAL

         We are a Nevada corporation incorporated on December 14, 1994. We are an advanced biomaterials company specialized in tissue engineering and therapeutic delivery. Our main focus is the repair of damaged tissue in the human body like bone or cartilage. We are also engaged in the development of advanced injectable biomaterials for the delivery of cells and genetic material and biotherapeutic agents. We have had limited revenues. Our future operations are dependent upon our receiving the financing necessary to complete research and development projects and market our products. We are unsure whether we can complete the development of our products, or if we complete them whether we can successfully market them or generate sufficient revenues to fund our future operations or additional research, development and marketing.


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

         Our research and development efforts are focused on maximizing the multiple benefits of our core technologies, which include:

         o tissue engineering;

         o the therapeutic delivery of cells;

         o genetic material for site specific gene therapy; and

         o the delivery of biotherapeutic agents.

         Our technologies apply to diverse specialties, which include orthopedics and rheumatology. Orthopedic and rheumatology problems include cartilage injuries and diseases as well as bone injuries and diseases, vaccines, and the delivery of biotherapeutic agents.

         We also have an instrumentation division wherein we have developed the ARTHRO-BSTTM and the Mach-1(TM) Mechanical Tester. ARTHRO-BST(TM) is an arthroscopic device providing precise and non-destructive diagnosis of articular cartilage quality. The Mach-1TM Mechanical Tester is a universal mechanical testing system for specimens with dimensions between hundreds of microns and a few centimeters.

1.2   TISSUE ENGINEERING AND THERAPEUTIC DELIVERY TECHNOLOGIES

         The overall goal of tissue engineering is the repair of diseased or injured tissue or organs. We use therapeutics to regenerate or heal with a functional normal tissue. This is in contrast to the approach of replacing an organ with an artificial device. It has been recognized that artificial organs, although sometimes necessary for short-term relief, usually have an inadequate working life expectancy. The newer approach of tissue engineering often involves the transplantation of living normal cells that have been expanded in the laboratory. The procedure of normal cell transplantation requires an accurate positioning of the cell at the site where it is to perform its therapeutic benefit. This positioning is often accomplished by providing existing cells an exogenous matrix containing new cells and facilitating the correct placement of the new cells within the body. Biomaterials developed for this purpose consist of either biodegradable or non-biodegradable materials in a number of physical forms as films, sponges, beads and hydrogels. These materials must sustain cell viability and promote normal cellular activity. Biomaterials, which do not require surgical implantation, are believed to have a greater chance of success because of the reduced chance of complications during the injection procedure and the potential for a faster recovery and shorter hospital stay. Injectable biomaterials as carriers for cell delivery are therefore an active area of development for this field of application.

         We pursue our therapeutic delivery technologies either by ourselves or in collaboration with a partner. These technologies aim at effectively delivering cells and genetic material for specific gene therapy and at the delivery of biotherapeutic agents like proteins and peptides.

         We have developed three platform technologies, all aimed at the promotion of tissue repair and of the generation of solutions to efficiently deliver biologically active therapeutics:

         o BST-Gel(TM):An injectable heat-sensitive self-forming water-based gel for the delivery of therapeutic agents or genetic material. The key functionality of the gels is that they are injected as liquid and become a solid gel in the body.

         o BST-Cargel-C(TM):Cartilage cells in an adhesive heat sensitive gel for the treatment and repair of cartilage defects. These cartilage cells are delivered with biotherapeutic agents by way of a non invasive procedure.


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

         o BST-Spheres: A proprietary process to generate microspheres for the delivery of therapeutic agents. The BST-Spheres are free of organic solvents and are adaptable to a wide range of biomaterials. The BST-Spheres can be adapted for the delivery of a broad spectrum of drug types, from small to large molecules. The BST-Spheres can be used in the injectable form for the delivery of medications with a long duration of action.

         BST-Gel(TM) is a family of gels that are liquid at low temperatures and solid at the temperature of the human body. This injectable delivery system is derived from natural sources and contains no toxic chemicals. One of its key properties is that it gels locally after its injection in liquid form. This forms a reservoir used to prolong the action of the therapeutic agent. The amounts of BST-Gel(TM) injected may be varied for different requirements, which result in controllable residence times ranging from a few days to several weeks. BST-Gel(TM) requires no surgery for its implantation. It is biodegradable and has an adjustable composition.

         We have also developed other specialized gel and delivery technologies that can be used in conjunction with BST-Gel(TM). These proprietary forms of delivery of therapeutic agents can have the following applications:

         o  delivery of bone-repair therapeutics;
         o  growing   tissues    with   or   without    cells  or  growth-factor
            therapeutics;
         o  delivery of small molecules,  peptides and recombinant proteins;
         o  delivery  of  DNA  vaccines  and  gene  therapy;  and
         o development of vaccines based on the long sustained release of antigens.

         BST-Cargel-C(TM) is a proprietary generation of bioengineered living cartilage-tissue implants. These cartilage-tissue implants are developed from cells encapsulated and grown within a BST-Gel(TM)-based matrix and are delivered through a non-invasive procedure. A particular formulation of the BST-Gel(TM) maintains the cartilage tissue implant's viability during the delivery period and facilitates the adhesion of the tissues to the underlying bone and surrounding cartilage. Pre-clinical studies have shown that cartilage cells embedded in BST-Gel(TM) produce a matrix having the characteristics of normal cartilage tissue.

         BST-Spheres is a proprietary process to generate polymer-based microsphere particles, such as proteins and peptides, used in the delivery of biotherapeutics. This process offers several advantages over the current approach of making these microspheres which include, but not limited to:

         o It does not require the use of toxic chemicals as organic solvents or detergents;
         o It can be adapted to a wide range of biomaterials, whether or not biodegradable;
         o It is injectable for the long duration of action of  biotherapeutics;
         o It can be used with a broad range of biotherapeutic types, from small to large compounds; and
         o It may enhance the biotherapeutic-loading capacity of the vehicle.


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


1.3    APPLICATIONS FOR OUR TECHNOLOGIES

         We are currently conducting research to develop applications of our core technologies in the following areas.

         1.3.1    CARTILAGE INJURIES AND DISEASES

         The current standard of care for the treatment of cartilage injuries consists of inducing bleeding into the cartilage defect by creating a pathway to the bone that interfaces with the damaged cartilage tissue. The techniques used include drilling, microfracture and abrasion to increase blood flow to the damaged cartilage. These techniques result in the formation of a scarred tissue with poor mechanical stability. As a result, a patient must undergo repeated treatments and often the affected joint degenerates into osteoarthritis.

         Recently, a number of new approaches have been proposed for the treatment of cartilage injuries that aim at the regeneration of the cartilage tissue with transplanted cells. The cells used can either be normal cartilage cells that have been expanded in a laboratory or stem cells selected for their ability to become normal cartilage tissue. The procedure of transplanting normal cartilage cells is already marketed in the United States and Europe. It necessitates a complicated surgical procedure involving an open knee surgery. Although the results are encouraging, there is a recovery process that can take more than a year. If the same cells could be delivered through a vehicle introduced in non-invasive procedure, as when the cells are pushed through a small catheter, the expected recovery period and overall healthcare costs could be greatly reduced. The BST-Cargel-C(TM) is primarily used for this process.

         1.3.2    BONE INJURIES AND DISEASES

         We are currently developing two simultaneous approaches utilizing different aspects of our products. We aim to provide injectable bone biomaterials that provide advantages over traditional bone repair methods. These advantages include, but are not limited to:

         o        minimally invasive;
         o        low-cost administration;
         o        filling and stabilizing properties;
         o        bone formation and deposition; and
         o        biological activity.

          1.3.2.1  OssiFIL

         OssiFIL is a new proprietary bone grafting material consisting of an injectable self-gelling composite that is not hardened. The OssiFIL technology combines the flowing/carrying property of BST-Gel(TM) material and the osteoconductivity property of calcium based minerals. It is ideally used to form a more secure base for growth of bone tissues.


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

         OssiFIL is mainly applied as an injectable bone defect filler. This favors bone tissue growth in voided or emptied bone tissues. We have initiated a program to locally apply OssiFIL materials to the treatment of weakened or fractured bones. We also intend to apply OssiFil filling materials in the surgical treatment of fractured hip bones.

         A second development of OssiFIL is to incorporate bone-inductive agents that give a unique osteoinductive performance to OssiFIL. We are developing an osteoinductive OssiFIL material to accelerate bone formation for the treatment of fresh fractures.

         1.3.2.2  OssiFIX

         We are developing a new proprietary bone composite cement based upon the BST-Gel(TM) technology and the calcium phosphate technology. These series of OssiFIX bone materials are injectable and self-hardening. They also give a stronger structural integrity and biomaterial strength to severely weakened bones.

         OssiFIX bone substitutes are ideal materials for supporting weakened or fractured bones that need to regain structural support and strength. This technology is used for the treatment of fractured osteoporotic vertebra. We plan to initiate the clinical application phase as soon as the OssiFil performances are optimized.

          1.3.3   INTERVERTEBRAL DISC REGENERATION; BST-DISC

         A significant portion of the population suffers from back pains between the ages of 20-50. This condition can often be traced to faulty intervertebral discs. Intervertebral discs aid in multi-directional movement and serve as a shock absorber to the body. Through time, these intervertebral discs decrease in height which often causes hernia and/or pain and irritation in the surrounding nerve roots. Conservative treatments include rest, heat, and pain management with anti-inflammatory drugs. If these treatments do not work, the only current recourse is surgery. As an alternative, we are developing an efficient non-surgical procedure that would cost much less than surgery.

         Our goal is to offer to the patient this one last non-surgical solution that could either permanently solve the problem, or at least delay the surgical intervention by a few years. We are developing the BST-Disc, a gel solution derived from our platform BST-GEL{TM). We have a patent pending on this product. It is injected within the disc using a syringe, similar to a common disc imaging procedure. The gel supports the physiological load and restores the disc's height through intrinsic elasticity and colloid pressure. Furthermore, the structural integrity of this substance could limit hernia damage by preventing extrusion of the nucleus matter through disc wall defects.

          1.3.4   SOFT TISSUE AUGMENTATION

                  1.3.4.1 BST-FILL

         Soft tissue injectable fillers are used in cosmetic surgery to fill out lines and creases caused by aging, gravity and sun exposure. The most common fillers are collagen , hyaluronic acid and patient's own fat from another site. Both methods have temporary effects that disappear within a few months, depending on the patient and site of injection, typically within 3-6 months for fat, and up to 1 1/2 year for collagen. In addition, about 3% of the population are allergic to collagen, requiring that skin tests be performed before the treatment. Other fillers have high selling prices are painful to inject and require skin tests.

         We are developing BST-Fill from our BST-GEL(TM) platform It is easily injectable, gels in site and provides substantial mechanical support to the surrounding soft tissues. It is s biodegradable and can be adjusted to achieve very long-term, or even permanent, correction. This combination of characteristics makes it an attractive long-lasting solution for the smoothing of small wrinkles or the correction of pronounced defects. Its use could even extend to the more demanding needs of reconstructive surgery, bridging the gap to a field that usually require surgically implanted polymeric forms.


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

         We have a United States patent pending on this product, focusing on its extended residence time and considerable mechanical support.

                  1.3.4.2  BST-INHEEL

         Heel pain is a common complaint that leads, every year, about 1% of the North-American population to consult a physician. Persistent walking or standing discomfort is usually related to thinned-out natural heel cushions known as calcaneal fatty pad. This fat pad cushion plays a critical biomechanical role in absorbing the impact of walking and running by distributing the load and absorbing energy upon impact. It consists of interconnected pockets filled with fatty acids. Pad thickness is important to its mechanical characteristics. The fat pads normally thins out after the age of 50, but the risk of premature atrophy increases with diabetes, if the individual is overweight, or has often worn thin-sole or high-heel shoes.

         We are developing an injectable product to replenish these feet cushions and restore a functional pad height. The heel cushioning market is predominantly held by in-sole cushioning and other orthopedic inserts. There is no known previous attempts to restore the in-heel cushioning. The obvious main market for BST-In Heel is the aging but active segment of the population.

         We have a pending United States patent application covering this product and the general concept of restoring the fat pad cushion with an injectable solution.

          1.3.5   VACCINE DEVELOPMENT

         The ability to deliver large amounts of molecules over a long period of time using the injectable BST-Gel(TM) is being explored for the sustained release of antigens for vaccine development. We are currently testing the immune response of animal models to specific antigens delivered by a single injection of BST-Gel(TM).

1.4     MATERIAL AGREEMENTS

          1.4.1    AGREEMENT WITH POLYVALOR

         In October 1997, we entered into a technology assignment agreement with Polyvalor Limited Partnership. Polyvalor is an entity created by Ecole Polytechnique de Montreal for the purpose of commercializing the technology in which Ecole Polytechnique has an interest. Through this agreement, we acquired all rights related to certain patents and know-how. We agreed to pay to Polyvalor a royalty of 5% on our gross sales up to a maximum cumulative amount of $3,000,000. Our subsidiary Bio Syntech Canada, Inc. issued to Polyvalor 1,072,000 shares of its class A stock and granted Polyvalor the right to nominate one director to our board of directors. This class A stock is exchangeable on a share for share basis for our common stock and Polyvalor has the right to nominate one director to our board of directors.


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


          1.4.2    AGREEMENTS WITH COLLABORATORS

         As part of our business strategy, we have formed collaborations with third parties to explore opportunities for applications of our delivery systems to therapeutics developed by them.

          1.4.2.1  SULZER ORTHOPEDICS BIOLOGICS INC., WHEAT RIDGE, CO

         We signed a Non-disclosure and Confidentiality Agreement dated February 23, 1999 with Sulzer Orthopedics Biologics, Inc. for a feasibility study of combining bone proteins developed by Sulzer with different formulations of BST-Gel(TM) for the local induction of bone formation. Sulzer is developing bone proteins for several applications in orthopedics including spinal fusion and bone fracture repair. Bone proteins were formulated successfully at different concentrations in BST-Gel(TM). A first phase of pre-clinical testing revealed cartilage and bone formation. A second phase study is currently under way to optimize the BST-Gel(TM) formulation.

          1.4.2.2       SULZER ORTHOPEDICS LTD., SWITZERLAND

         We signed a Material Transfer Agreement on January 4, 2000 with Sulzer Orthopedics Ltd. for the study of BST-Gel(TM) as a carrier for human cartilage cells in the treatment of articular cartilage defects. Cell compatible BST-Gel(TM) formulations are being studied in vitro using gels that contain human joint cells.

          1.4.2.3       REPROGENESIS, INC., CAMBRIDGE MA

         We signed a Confidentiality Agreement on May 31, 1999 and a Material Transfer Agreement on July 27, 1999 with Reprogenesis, Inc. related to the transfer of human cartilage cells from the ear by Reprogenesis, Inc. The initial study aimed at the development of a human cartilage cell compatible formulation of BST-Gel(TM). This work was performed in our facilities, first in vitro where good cell viability was obtained. The project has now evolved to look at specific cellular events judged important for the behavior of these cells in vivo. Reprogenesis is currently developing human cartilage cells for a variety of tissue augmentation applications for incontinence and tissue reconstruction.

          1.4.2.4     OPHIDIAN PHARMACEUTICAL INC., MADISON WI

         We signed a Confidential Disclosure Agreement and a Biological Materials Transfer Agreement with Orphidian Pharmaceutical Inc. in August 1999 to evaluate the ability of BST-Gel(TM) to deliver an agent that triggers immune response in a sustained fashion for chicken immunization. Ophidian is developing therapeutics based on egg yolk antibodies produced after a series of intramuscular or subcutaneous injections of a specific antigen. The process of chicken immunization presently requires a labor intensive process involving several injections in several thousand chickens. The ability to formulate an antigen for sustained release could greatly simplify the process. As part of Ophidian's inflammatory bowel disease therapeutics development, it has sent rTNF-alpha, a growth factor, to us for initial formulation study. A longer and more extensive phase two project is ongoing. Finally a phase three project has been agreed upon where the antigen will be presented as genetic material for potentially longer lasting immunization in the animal.

          1.4.2.5   VIRAGEN, INCORPORATED, PLANTATION FL, AND VIRAGEN LTD.,
                    SCOTLAND

         We signed a Mutual Confidentiality Agreement with Viragen, Incorporated on September 2, 1999 for the study of a Viragen proprietary formulation of Interferon-alpha (Omniferon) formulated in BST-Gel(TM) for long duration of action. Viragen is currently developing Interferon-alpha as a therapeutic for the modulation of the immune system to fight viral diseases like hepatitis. The project was initially carried


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

on at our facilities and was aimed at studying the stability and release kinetics of Omniferon formulated in BST-Gel(TM). After encouraging data, Viragen agreed to pursue the program on formulation in their own facilities.

          1.4.2.6   ONTOGENY, INC., CAMBRIDGE MA

         We signed a Confidentiality Agreement and a Material Transfer Agreement with Ontogeny, Inc. on December 3, 1999 for the study of BST-Gel(TM) as a potential carrier for a family of proteins that stimulates cell growth, known as Hedgehog. Several applications are being investigated by Ontogeny and include neuro-degenerative and cartilage diseases. Formulations of BST-Gel(TM) were sent to Ontogeny where an initial preliminary study on inflammation and a functional study on an animal model are ongoing.

          1.4.2.7       BIOMET MANUFACTURING CORPORATION, WARSAW IN

         We signed a Material Transfer Agreement with Biomet Manufacturing Corporation on February 8, 2000 regarding the possible use of BST-Gel(TM) as a carrier for a growth factor in wound healing and for circular DNA for specific gene therapy. These projects are expected to commence in the current fiscal year. Biomet has global operations in orthopedics with a number of approved devices for therapeutic and diagnostic interventions.

1.5    MARKET FOR OUR TISSUE ENGINEERING AND THERAPEUTIC DELIVERY TECHNOLOGIES

         The overall goal of tissue engineering is the repair of diseased or injured tissue or organs using therapeutics to regenerate or heal with a functional normal tissue. This is in contrast to the current approach of replacing an organ with an artificial device. Artificial organs, although sometimes necessary for short-term relief, usually have an inadequate working life expectancy. The newer approach of tissue engineering often involves the transplantation of living normal cells that have been expanded in the laboratory. This procedure requires an accurate positioning of the cell at the site where it is to perform its therapeutic benefit. This is often accomplished by providing to existing cells an exogenous matrix containing new cells and facilitating the correct placement of the new cells within the body. Biomaterials developed for this purpose consist of either biodegradable or non-biodegradable materials in a number of physical forms which include films, sponges, beads and hydrogels. These materials must sustain cell viability and promote normal cellular activity. Biomaterials, which do not require surgical implantation, are believed to have a greater chance of success. This results from the reduced chance of complications during the injection procedure and the potential for a faster recovery and shorter hospital stay. Injectable biomaterials as carriers for cell delivery are therefore an active area of development for this field of application.

         We believe the market potential for both the treatment of cartilage injuries and diseases and the market for bone injuries and diseases is enormous. Our biomaterials do not require surgical implementation which we believe could lead to a higher probability of success.

         Vaccine development is a field that is rapidly evolving. One of the goals in developing a vaccine is to provide immunity over a longer period of time. As part of our research and development projects, we are working on the development of a vaccine utilizing the BST-Gel technology. There are a number of companies currently working on vaccine development. However, with the growing resistance of organisms to current therapy and vaccines, we expect this field to experience significant growth.

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

         We either work by ourselves and in collaboration with partners to develop and expand our therapeutic delivery program. Our therapteutic technologies aim at effectively delivering biotherapeutic agents like proteins and peptides. Therapeutic delivery technologies can also be utilized to address certain needs of both traditional pharmaceutical compounds and the new class of macromolecules developed by the biotechnology industry. For example, small synthetic compounds could benefit from the local high dose delivery of a drug to enhance the therapeutic effect on a target organ while minimizing side effects to the body. With the advancement of biotechnology, new opportunities in drug delivery have arisen. Advances in biotechnology have facilitated the development of a new generation of biopharmaceutical products based on proteins, peptides and nucleic acids. Drugs developed by biotechnology companies often cannot be delivered orally. This inability to deliver drugs orally results from their instability in harsh conditions in the digestive tract, their limited ability to be absorbed in an active form in the intestines and their short half-life in the bloodstream. Consequently, many of these drugs can only be administered by frequent injections. This may limit their clinical applications. Consequently, new approaches to deliver these therapeutics to their needed site of action in the body are being developed. With the unparalleled growth of the biotechnology industry, there is a growing need for the development of biomaterials for the delivery of therapeutic agents.

          1.5.1         STRATEGY

         Our research and development efforts aim to develop advanced biomaterials for the fast-growing demands of the medical and pharmaceutical industry. We are expanding our in-house research and development program to expedite our product development effort. Once we have sufficient clinical data, we will be entering into licensing agreements with partners to expedite the launch of our products. We will continue to work with companies with which we have strategic collaborations to expand our research and development efforts.

         1.5.2 COMPETITION

         Our products may compete with new products currently under development by others or with products that may cost less than our products. Our actual and potential competitors include other therapeutic delivery companies, biotechnology and pharmaceutical companies, academic and research institutions and government agencies. Many have greater name recognition and greater financial, research and development and personnel resources than us. Many have greater experience in testing and clinical trials and in the regulatory process.

         With respect to therapeutic delivery, we are aware that various methods such as injectable, pulmonary, transdermal, and oral methods to therapeutic delivery have already been developed or being developed. In regards to injectable methods, there are other companies developing microspheres for the sustained delivery of therapeutic agents. The microspheres we developed can be adapted for the delivery of a broad spectrum of drug types, from small molecules, or even living tissues.

         1.5.2.1     CARTILAGE INJURIES AND DISEASES

         In regards to cartilage injuries and diseases, competitors of our technology have developed an implant containing living cells. It requires complicated open knee surgery and its efficacy and acceptance has been questioned. In addition, there are other surgical procedures for repairing localized cartilage lesions (i.e., drilling, microfractures, abrasion, Kevin Stone's tissue paste). They depend on producing bleeding into the cartilage defect although they are known to cause incomplete filling of the defect, and poor tissue composition resulting in poor mechanical properties and tissue degradation.

         1.5.2.2        BONE INJURIES AND DISEASES

         With respect to bone injuries and diseases, in general our Company may encounter competition by the bone grafts and orthobiologicals market. In relation to OssiFIL(TM), injectable osteoconductive composites based upon polymeric gels and solid Calcium Phosphates are not so common clinically, although some products have been proposed. Competitors have developed composite gels made of collagen, including BCP solids, which are mainly used for orthopaedic applications such as bone filling (harvest site filler), fractures
healing,   spinal  fusion  and  joint
revision/replacement. In relation to OssiFIX(TM), direct competition derives from self-setting calcium phosphate substitutes. Other competitors are high-strength polymer bone cement. Injectable composite Calcium Phosphate-Polymer cement-like materials are not common clinically, although Calcium Phosphate bone cements have been proposed and are currently used. OssiFIX(TM) cement-like material will present some specific enhanced features such as injectability and cohesion.

         1.5.2.3    INTERVERTEBRAL DISC REGENERATION

         With respect to intervertebral disc regeneration, our Company may encounter competition by the spinal surgery market. According to a recent report, there has been an explosive uptake of minimally invasive systems to treat low back pains. In fact, a company with its minimally invasive system entered the spinal market in 1998 and has since known a tremendous growth of 67%.

         1.5.2.4   SOFT TISSUE AUGMENTATION

         In regards to soft tissue augmentation, the BST-Fill can gain a strong position within the competitive market. Most common fillers like collagen and autologous fat transfers have temporary effects that disappear within a few months. Moreover, other fillers have high selling prices, are painful to inject, and require skin tests. The BST-Fill on the other hand, due to its characteristics is an attractive long-lasting solution for the smoothing of small wrinkles or the correction of pronounced defects. In relation to the BST-InHeel, the heel cushioning market is saturated with disposable in-sole cushions and orthotics. BST-In Heel has been developed as an easy way to replenish the natural heel cushioning through a simple injection. It represents the first permanent therapy for heel pad thinning. The main competitors in this market are solely manufacturers of shoe inserts and orthotics.

         Our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. The degree of market acceptance of any product candidate that we may develop will depend on a number of factors, including:

         o    Demonstration of their usefulness and safety;
         o    Their relative cost;
         o    Their advantage or disadvantage  compared to alternative  methods;
         o    The  marketing  and  distribution  support  they  receive; and
         o    Reimbursement policies of government and third-party payors.

         1.5.3    PRICING

         Third-party payors, which include governments and private health insurers, are increasingly challenging the prices charged for medical products and services. In their attempts to reduce healthcare costs, they have also been limiting their coverage and reimbursement levels for new drugs. In some cases, they are refusing to cover the costs of drugs that are not new but are being used for newly approved purposes. Patients who use a product that we may develop might not be reimbursed for its cost. If third-party payors do not provide adequate coverage and reimbursement for our products, if and when they reach the market, doctors may not prescribe them or patients may not use them.

         The federal government and various state governments have considered proposals to regulate the prices of prescription drugs, as is done in certain foreign countries. We expect that there will be more proposals like these. If any of these proposals are enacted, we may receive a lower price for our products, if and when they reach the market, than we currently estimate. Lack of adequate reimbursement or the enactment of price controls would have a material adverse effect on our business and financial condition.

 1.6   INSTRUMENTATION

         We have developed two products in our instrumentation division to date. First, we have developed the ARTHRO-BST(TM), an arthroscopic device providing precise and non-destructive diagnosis of articular cartilage quality. Secondly, we have also developed the Mach-1(TM) Mechanical Tester, a universal mechanical testing system for specimens with dimensions between hundreds of microns and a few centimeters. These instruments are closely related to our work on cartilage.

       1.6.1 THE ARTHRO-BST(TM)

         DESCRIPTION

         The ARTHRO-BST(TM) is an arthroscopic device providing precise and non-destructive diagnosis of articular cartilage quality. Degeneration of cartilage is a prominent component of arthritis, a disease affecting more than 10% of the population. Current assessment of articular cartilage is mostly subjective with no functional evaluation. There is a growing need in an aging population for non-destructive and unbiased clinical evaluation of the health and function of this connective tissue.

         The ARTHRO-BST(TM) is based on an innovative and robust design that allows simple application of small indentation compression and collection of resulting electrical signals indicative of cartilage function.

         The ARTHRO-BST(TM) is composed of five distinct units:

         o a disposable sterilized tip consisting of microelectronic circuits on a thin aluminum substrate that is adhered to a stainless steel support providing a connection with the handle,
         o an  ergonomically  designed handle;
         o an electrical circuit for the acquisition of electrical signals, including a preamplification and digitalization circuit inside the handle and an interface circuit exterior to the handle;
         o software for the acquisition of electrical signals and for the analysis and interpretation of data to quantify cartilage quality; and
         o a computer system.

         A fully functional clinical version of the ARTHRO-BST(TM) was presented at the third meeting of the International Cartilage Repair Society (ICRS) in Sweden in April 2000. In comparison with tissue stiffness, streaming potentials measured showed almost identical behavior for the normal and degraded cartilage explant. The simplicity of the technique for the assessment of cartilage quality was demonstrated.

         MARKET

         The target market has two sectors: research and clinical. The research market is composed of pharmaceutical and biotechnology companies in addition to academic research groups working on therapeutic products for joint disorders or procedures for cartilage repair. There are several research projects in the areas of arthritis and joint repair and it is regularly publicly acknowledged that a major impediment to the understanding of joint disease and the development of therapeutic products is the lack of an objective diagnostic test to follow non-destructively the evolution of cartilage quality.

         The clinical market is potentially much larger. It consists of orthopedists practicing minimally invasive arthroscopic surgery who also require a means of objectively evaluating cartilage quality in patient's knees. Currently, arthroscopists use subjective and relatively uncertain methods of visual inspection and manual probing by feeling stiffness to judge articular cartilage quality.

         COMPETITION

         To our knowledge, there are currently no competing technologies to respond to the demand for functional non-destructive evaluation of articular cartilage. Most instruments currently under research and development are based on mechanical measurements of the cartilage stiffness instead of electrical measurements of streaming potentials.

         The ARTHRO-BST(TM) is based on a different technology that overcomes the major difficulties with the control of the compression amplitude applied to cartilage and the orientation of the indentor tip relative to cartilage surface. Instead of measuring the tissue stiffness, the ARTHRO-BST(TM) measures streaming potential generated during compression of the tissue. Two dimensional microelectronic circuits placed on non-planar surface permit a precise determination of the contact distribution of the indentor with the cartilage, the compression amplitude and velocity applied to the cartilage, and the orientation of the indentor relative to cartilage surface. Furthermore, the sterilized indentor tip is disposable to minimize disease transmission.

         REGULATORY APPROVAL

         We currently expect that the ARTHRO-BST(TM) will be classified by FDA as a Class II medical device because of the low risk associated with its use. Because the ARTHRO-BST(TM) can be considered substantially equivalent to existing devices used for cardiovascular and neurological diagnoses with electrodes, we expect to submit a Pre-Market Notification to the FDA following clinical testing. However, the FDA may reclassify the device or request additional information if it determines that the application does not satisfy its regulatory approval criteria. We expect to initiate the filing process once we have completed our compliant facilities.

         MANUFACTURING

         If and when all necessary regulatory approvals are obtained, we plan to manufacture up to 200 units per year of the ARTHRO-BST(TM) per year using our current facilities and certain subcontractors for some specialized components, such as the electronic acquisition card. The production of disposable sterilized tips can be easily obtained using commercial microelectronic laboratories. The fabrication uses conventional methods and all the instrumentation required is available in our facilities. Once a final design for the electrode tip is completed, it should be possible to transfer production to one of several subcontractors located near our offices with approved industrial and quality standards.

         New infrastructures will be required for large-scale production. A decision will be by the end of fiscal year ending March 31, 2002 whether to acquire additional facilities or to establish a production alliance with a large manufacturer of orthopaedic instruments.

         DISTRIBUTION AND MARKETING STRATEGY


         Upon validation of the technology, we intend to introduce the ARTHRO-BST(TM) to the market through demonstration of its efficacy for cartilage evaluation, through collaborations with leading clinical orthopaedic researchers, and through the inclusion of the ARTHRO-BST(TM) in clinical trials of arthritis drugs. In the beginning of fiscal year 2002, BioSyntech plans to have several functioning clinical devices available for distribution to selected leading researchers in clinical orthopaedics. Through collaborative efforts with these researchers, the ARTHRO-BST(TM) will be publicized in presentations and publications of these studies and a demand should be created in the research programs of other academic and industrial research groups. We plan to support this strategy with data from clinical trials to demonstrate the objective nature of the method and its sensitivity and specificity for cartilage quality. The recently formed Canadian Arthritis Network of Centres of Excellence could assist by providing clinical trials to pharmaceutical companies with arthritis drugs and allowing us to participate in these trials by providing objective data for drug evaluation. Our dual strategy involving collaboration with leading opinion makers and by providing statistically sound scientific studies should provide the basis for market penetration.

         We expect to rely on the distribution and sales network of a major partner to generate sales.

         1.6.2   THE MACH-1(TM) MECHANICAL TESTER

         DESCRIPTION

         The Mach-1(TM) Mechanical Tester is a universal mechanical testing system for specimens with dimensions between hundreds of microns and a few centimeters. Typical applications for the Mach-1(TM) are in the mechanical characterization of tissues, pharmaceuticals, polymers, gels, adhesives and food. The instrument allows the characterization of stiffness, strength, modulus, viscoelasticity, plasticity, hardness, adhesion, swelling and relaxation and creep using load and displacement control tests. Some of the features of the Mach-1(TM) are:

         o Chambers for compression, tension, indentation, bending and other test configurations are mounted on a platform, which is controlled to within 25 nanometers;

         o Load cells are interchangeable to allow maximum loads between 0.15 kg to 10 kg with load precision being 1 part in 20,000 of the maximum (10mg minimum);

         o The test system can be placed either in an incubator for testing or in mechanical stimulation sterile controlled environments, like cell culture conditions;

         o Sophisticated and flexible software allows execution of stress relaxation, ramp, dynamic sinusoidal and creep tests in automated user-defined sequences;

         o Sophisticated analysis software; and

         o Options  include   visualization  of  specimen  during  testing  with
           cameras, motorized control of specimen position on the actuator, and electric field detection (electromechanical events) during testing.

         MARKET

         The market potential for the Mach-1(TM) is as follows:

         o Biomaterials and biological tissues characterization and stimulation in controlled environments. Cells, ligaments, collagen, skin, bone, synthetics, transgenic animals;

         o Polymers  and  gels  stability,   strength,  adhesion,   brittleness,
           cohesion,   flexibility,    friction,   peel   strength,   viscosity,
           elasticity. Adhesives, elastomers, hydrogels, glue, latex;

         o Pharmaceuticals mechanical properties, degradation and swelling, simulation of physiological condition (gastrointestinal, etc.) Pills, drug delivery systems; and

         o Food, pulp and paper, electronic packaging and others mechanical properties, texture analysis, electronic components, wires, fibers optics, films, packaging material, spring, switches, tapes, cosmetics, foam, sponges.

         Market potential of the Mach-1(TM) also includes conventional segments of mechanical testing. Given the specificity of this equipment, BioSyntech does not expect that a significant market will develop for it.

         COMPETITION

         The price of other bench-top mechanical testers is around $20,000. While we offer complete systems at this price, we also offer more enhanced versions that we can sell for up to $50,000. These high-end systems can offer sub-micron resolution, multi-axis simultaneous motion, or other specialized features. With our different versions, we cover a broad range of applications and also offer custom system configurations for specific needs. Companies in the mechanical testing industry sell large mechanical testers that serve industries such as the automobile industry and the aerospace industry whereas, the Company has an acquired expertise and specialization in tissue engineering and testing of biomaterials.

         REGULATORY APPROVAL

         The Mach-1(TM) Mechanical Tester is not a medical device and is not subject to FDA or other regulatory approval.

         MANUFACTURING

         Given the small market for this product, we expect to be in a position to fulfill potential demand of up to approximately 10 units per month in our facilities. We could eventually rely on the distribution and sales network of a major partner to generate sales, in which case adequate manufacturing capacity would have to be established.

         DISTRIBUTION AND MARKETING STRATEGY

         We intend to use direct sales and direct support as a way to reach and serve customers. Talking directly to customers will enable us to know them and their needs and to establish dialogue that will enhance the trust they put in our products. We could eventually rely on the distribution and sales network of a major partner to generate additional sales. To date, we have sold a small number of the Mach-1(TM) without any marketing effort.

         1.7    PATENTS AND PROPRIETARY RIGHTS

         Our success will be dependent, in part, on our ability to obtain patent protection for our product candidates and those of our collaborators, maintaining trade secret protection and operating without infringing upon the proprietary rights of others.

         We have a proprietary portfolio of patent rights and patent applications. We have been issued two patents and have filed several United States and international patent applications directed to the composition of matter as well as processes of preparation and methods of use. Our United States patents will expire between 2018 and 2020.

         We plan to protect our proprietary position by filing United States, Canada and foreign patent applications related to its proprietary technology, inventions and improvements that are important to the development of our business. The patent position of biopharmaceutical companies involves complex legal and factual questions. The enforceability of patents cannot be projected with certainty. Patents, if issued, may be challenged, invalidated or circumvented, and may fail to provide any protection against competitors. Our pending patent applications, those which we may file in the future, or those which we may license from third parties, may not result in patents being issued. If patents were issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Competitors may independently develop similar technologies or duplicate any technology that we have developed. The laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States and Canada.

         We also rely on trade secrets, know-how and technology, which we try to protect by entering into confidentiality agreements with parties that have access to it, which include corporate partners, collaborators, employees and consultants. Any of these parties may breach their agreement and disclose our confidential information. Our competitors might also learn of the information in some other way.

         1.8    GOVERNMENT REGULATION

         The manufacture and marketing of pharmaceutical products and medical devices in the United States and in Canada require the approval of the FDA under the Federal Food, Drug and Cosmetic Act and the Health Protection Branch of Canada, respectively. Similar approvals by comparable agencies are required in most foreign countries. These agencies have established mandatory procedures and safety standards that apply to the pre-clinical testing and clinical trials, manufacture and marketing of pharmaceutical products and medical devices. Pharmaceutical manufacturing facilities are also regulated by state, local and other authorities.

         As an initial step in the regulatory approval process for a new drug product, pre-clinical studies are typically conducted in animal models to assess a drug's efficacy and to identify potential safety problems. The results of these studies must be submitted to the FDA as part of an Investigational New Drug application, before proposed clinical testing can begin. Usually, clinical testing involves a three-phase process. Phase I trials are conducted with a small number of subjects and are designed to provide information about both product safety and the expected dose of the drug. Phase II trials are designed to provide additional information on dosing and preliminary evidence of product efficacy. Phase III trials are large scale studies designed to provide statistical evidence of efficacy and safety in humans. The results of the pre-clinical testing and clinical trials of a pharmaceutical product are then submitted to the FDA in the form of a New Drug Application, or for a biological product in the form of a Product License Application, for approval to commence commercial sales. Preparing applications involves considerable data collection, verification, analysis and expense. In responding to an application, the FDA may grant marketing approval, request additional information or deny the application if it determines that the application does not satisfy its regulatory approval criteria.

         In the case of a medical device, pre-clinical-study results must be submitted to the FDA as part of an Investigational Device Exemption before clinical testing can begin. Phase I, II, and III trials can then be conducted to provide safety, efficacy, and method-of-use information. The results of the pre-clinical testing and clinical trials of a medical device are then submitted to the FDA in the form of a Pre-Market Notification for most Class I and Class II devices, or a Pre-Market Approval request for most Class III devices. Medical devices are classified depending upon the level of regulatory control required to provide reasonable assurance of their safety and effectiveness. In general, non-critical devices or new devices substantially equivalent to existing devices fall into Classes I or II. Class III devices are those for which insufficient information exists to determine that general controls are sufficient to provide reasonable assurance of their safety and effectiveness.

         The possible future uses of BST-Gel(TM)-related biomaterials are several and are expected to fall into a number of different categories. Depending on a proposed application, the FDA might designate a BST-GelTM-related biomaterial as a new drug, new medical device, or new additive.

         We currently expect that the ARTHRO-BST(TM), will be classified as a Class II medical device because of the low risk associated with its use. Because the ARTHRO-BST(TM) can be considered substantially equivalent to existing devices used for cardiovascular and neurological diagnoses with electrodes, we expect to submit a pre-market notification to the FDA following clinical testing. However, the FDA may reclassify the device or request additional information, if it determines that the application does not satisfy its regulator approval criteria.

         This regulatory process can require many years and the expenditure of substantial resources. Data obtained from pre-clinical testing and clinical trials are subject to varying interpretations, which can delay, limit or prevent FDA approval. In addition, changes in FDA approval policies or requirements may occur or new regulations may be promulgated, which may result in delay or failure to receive FDA approval. Similar delays or failures may be encountered in Canada and in foreign countries.

         A prospective manufacturer's quality control and manufacturing procedures must conform on an ongoing basis with good manufacturing practices as defined by the FDA. The development of a compliant manufacturing establishment for BST-Gel(TM)-related biomaterials will be a multi-step process consisting of designing and building the necessary facilities, purchasing and installing the ancillary equipment, and validating the facilities and equipment. Simultaneously, process development and scale-up as well as testing, measuring and quality control will be done to supply test material and data critical to the clinical program.

Before approval of our application, the FDA will perform a prelicensing inspection of the facility to determine its compliance. After our facilities are licensed, they will be subject to periodic inspections by the FDA.

         We are also subject to various laws and regulations relating to safe working conditions, laboratory and manufacturing practices, experimental use of animals and use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research. Compliance with existing laws and regulations relating to the protection of the environment is not expected to have a material effect on BioSyntech's operations.

   1.9    LEGAL PROCEEDINGS

         1.9.1    EXISTING LEGAL CLAIMS

         There is no action or investigation pending or, to our knowledge, threatened against us, except as described below:

         Marie-Claire Pilon, a former employee of BioSyntech, commenced an action on January 23, 2001 in Superior Court, Province of Quebec, District of Montreal, against BioSyntech and our Chairman of the Board, Dr. Amine Selmani. Ms. Pilon alleged that she was wrongfully dismissed as an employee and is seeking $223,590 in compensation allegedly due, $20,000 for punitive damages and $15,000 for additional damages. Based on the facts submitted to BioSyntech's attention, BioSyntech and Dr. Selmani believe that they have a valid defense to this action.

         Robert Conyers, a former employee of Bio Syntech Ltd., commenced an action on November 16, 1999 in Superior Court, Province of Quebec, District of Montreal, against Bio Syntech Ltd. and its then Chairman of the Board, Dr. Amine Selmani. Conyers alleged that he was wrongfully dismissed as an employee and is seeking $96,581 in compensation allegedly due, the issuance to him of 100,000 shares of class A stock that were subject to an option that was alleged to have been granted to him and $25,000 in punitive damages. Bio Syntech Ltd. and Dr. Selmani deny Plaintiff's allegations and believe that they have a valid defense to this action.

         1.9.2   POTENTIAL PRODUCT LIABILITY CLAIMS

         The testing and marketing of bio-therapeutic and medical products, even after FDA approval, have an inherent risk of product liability. We anticipate we will obtain product liability insurance coverage in a limited amount at the time that our operations warrant it. Our profitability will be affected by a successful product liability claim in excess of any insurance coverage that may be in effect at that time. We are unsure whether product liability insurance will be available in the future on reasonable terms or at all.

  1.10    PROPERTIES

         We have our administrative and commercial offices and research and development facility at 475 Armand-Frappier Boulevard, a 20,000- square-foot building in Laval (Quebec), in the Greater Montreal Area. We purchased the building in July 2000 at a price of $1,200,000. We previously leased these facilities at a net rental of $14,000 per month.

         Our facilities are designed to be upgradeable to comply with the FDA, while additional space will be devoted in the future to sites for operations compliant with the FDA's good manufacturing practice standards. We intend to initiate the necessary work to comply with the good manufacturing practice standards at an estimated cost of $3,500,000 in the next fiscal year.

         1.11     THE ISSUANCE OF EXCHANGEABLE CLASS A PREFERRED STOCK

         We were incorporated in the State of Nevada in December 14, 1994 and became a publicly-traded corporation without operations in August 1999. Pursuant to a share exchange agreement dated February 15, 2000, we became the owner of all of the shares of Bio Syntech Ltd., and the shareholders of Bio Syntech Ltd. were issued shares of non-voting exchangeable class A stock of our new Canadian subsidiary, Bio Syntech Canada, Inc. Bio Syntech Ltd was founded in 1995 by Dr. Amine Selmani as a Quebec corporation. The class A stock is exchangeable on a share-for-share basis for an aggregate of 15,177,036 shares of our common stock which were issued and are held in trust.

         Each beneficial holder of class A stock has voting rights in that number of shares of our common stock equal in number to the number of shares of class A stock held by him. The holders of class A stock may exchange these shares for our common stock, and as a result, they will have the right to direct the disposition of the common stock.

         Copies of the share exchange agreement and related transactions documents were filed as exhibits to our Current Report on Form 8-K dated March 15, 2000 and are incorporated by reference in their entirety to this prospectus.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The discussion and analysis below should be read in conjunction with our condensed consolidated Financial Statements.

         To date, we have incurred substantial losses from operations, and as of September 30, 2000, had an accumulated deficit of $9,663,722. We expect to incur substantial operating expenses in the future to support our product development efforts and expand our technical and management personnel and organization.

RESULTS OF OPERATIONS

         The following table sets forth certain items in our consolidated statements of operations for the quarters ended September 30, 2000 and 1999 and fiscal years ended March 31, 2000 and 1999 (in thousands of CDN $)



                                                     Six-Month Periods Ended                 Fiscal Years Ended
                                                     -----------------------
                                                          September 30,                           March 31,
                                                          -------------                           ---------
                                                      2000                1999              2000                1999
                                                      ----                ----              ----
                                                  (Unaudited)        (Unaudited)

Sales                                                  $88.5               $0                   $0                $78.7

Cost of sales                                           38.2                0                    0                 35.0
                                                     -------           ------             --------             --------
Gross profit                                           $50.3               $0                   $0                $43.7

Operating Expenses:

   Research and development                         $1,191.5           $500.7             $2,341.7             $2,948.3

   Investment tax credits                             (100.0)          (362.7)              (676.9)              (599.1)

   General and administrative                       1,082.4             274.9              1,217.5              1,789.5

Amortization of property, plant and
       Equipment                                       73.8              88.9                178.2                 35.2
                                                   ---------           ------             --------             --------
Total operating expenses                           $2,247.7            $501.8             $3,060.5             $4,173.9
                                                   ---------           ------             --------             --------

Loss from operations                              ($2,197.4)          ($501.8)           ($3,060.5)           ($4,130.2)

Interest income                                      (225.9)             (0.6)                18.6                  4.4

Interest expense                                       37.2             108.9                198.4                 39.9
                                                   ---------           ------             --------             --------

Net loss                                           $2,008.7            $610.1             $3,240.3             $4,165.7

RESULTS OF  OPERATIONS  FOR THE  SIX-MONTH  PERIOD ENDED  SEPTEMBER 30, 2000 AND
1999.

SALES

         Revenues have only been generated from sales of Mach-1(TM) Mechanical Testers.

         During the six-month period ended September 30, 2000, we had sales of two Mach-1(TM) for an aggregate revenue of $88,536 and a net loss of $2,008,598 compared to sales of zero and a net loss of $610,060 for the six-month period ended September 30, 1999.

         Loss per share was $0.07 per share for the six-month period ended September 30, 2000, compared to $0.05 per share for the six-month period ended September 30, 1999.

OPERATING EXPENSES

         Research and development expenses were $1,191,548 for the six-month period ended September 30, 2000 compared to $500,698 for the six-month period ended September 30, 1999, mostly attributable to the hiring of additional researchers, the cost of pre-clinical toxicalogical studies, research and development activities with our corporate collaborators and our own in house programs.

INVESTMENT TAX CREDITS

         We  claim  investment  tax  credits  on  all  allowable   research  and
development expenses. The amount we claimed for the six-month period ended September 30, 2000 is $100,000 compared to $362,651 for the six-month period ended September 30, 1999. The decrease is directly attributable to a reduction in the effective rate used to calculate the tax credits since we can no longer benefit from the private company rates.

GENERAL AND ADMINISTRATIVE EXPENSES


         General and administrative expenses were $1,082,378 for the six-month period ended September 30, 2000 compared to $274,901 for the six-month period ended September 30, 1999, representing an increase of $807,477. The increase is principally attributable to professional fees and marketing expenses, and to an increase in the number of administrative personnel.

AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT

         Amortization expense was $73,801 for the six-month period ended September 30, 2000 compared to $88,871 for the six-month period ended September 30, 1999, representing a decrease of $15,070. The decrease in the six-month period was principally attributable to the change in amortization period of our facility. Previously, we amortized the term of our lease for 10 years. We subsequently changed the term to 25 years after we acquired our facility.

INTEREST REVENUE AND INTEREST EXPENSE

         Interest revenue represents income earned on our cash deposits. Interest revenue increased by $225,323, from $668, for the six-month period ended September 30, 1999 to $225,991 for the six-month period ended September 30, 2000, primarily due to a higher level of cash on hand during the period.

         Interest expense in 2000 is mainly attributable to interest on the capital lease transaction entered into by BioSyntech at the end of fiscal 1999 in order to finance its facility prior to its acquisition. Interest expense decreased by $71,719 from $108,909 for the six-month period ended September 30, 1999 to $37,190 for the six-month period ended September 30, 2000.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED MARCH 31, 2000 AND 1999.

SALES

         Revenues have only been generated from sales of Mach-1(TM) Mechanical Testers. During the year ended March 31, 2000, we reported sales of zero and a net loss of $3,240,283 compared to sales of $78,660 and a net loss of $4,165,657 for the year ended March 31, 1999. Loss per share was $0.23 for the year ended March 31, 2000, compared to $0.37 for the year ended March 31, 1999.

OPERATING EXPENSES

         Research and development expenses were $2,341,697 for the year ended March 31, 2000 compared to $2,948,342 for the year ended March 31, 1999, partly attributable to the reduction of acquisition of research and development equipment.

         General and administrative expenses were $ 1,217,507 for the year ended March 31, 2000 compared to $1,789,468 for the year ended March 31, 1999, representing a decrease of $571,961. The decrease is principally attributable to the grant of options in lieu of cash payments to consultants.

INTEREST REVENUE AND INTEREST EXPENSE

         Interest revenue represents income earned on our cash deposits. Interest revenue increased by $14,277, from $4,364, in 1999 to $18,641 in 2000, primarily due to a higher level of cash and cash equivalents on hand at the end of 2000.

         Interest expense in 2000 is mainly attributable to interest on the capital lease transaction entered into at the end of fiscal year 1999 in order to finance our facility prior to our acquisition. Interest expense increased by $158,467 from $39,935 in 1999 to $198,402 in 2000. The remaining balance under the loan agreement was repaid in full during July 4, 2000.

LIQUIDITY AND CAPITAL RESOURCES

         As of September 30, 2000, our cash position was $9,286,803. We expect to expend approximately $2,600,000 during the remaining period of the fiscal year ending March 31, 2001 to equip our facility. We believe that the capital resources presently on hand will be sufficient for projected capital expenditures and operating expenses for the next 12 months. As of March 31, 2000, our cash position was $7,301,143 as compared to $57,297 at the end of March 31, 1999.

         On February 2, 2000, we completed a private placement of our securities yielding aggregate proceeds of US $2,350,000, for which we issued an aggregate of 470,000 shares of common stock and warrants to purchase an additional 470,000 shares of common stock at a price of US $7.00 on or before September 30, 2001.

         Commencing March 31, 2000 and during the quarter ended June 30, 2000, we completed a second private placement and issued a total of 1,910,214 units at a price of US $3.50 per unit as shown in the table below, yielding gross proceeds of US $6,055,250. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US $4.50 per share before March 30, 2001.


       Closing Date        Number of Units                     Proceeds
       ------------        ---------------                     --------
March 31, 2000                 843,500          US $2,532,250 and CDN $600,000
                                                (CDN $4,270,243)
April 4, 2000                  833,857          US $2,813,500 and CDN $150,000
                                                (CDN $4,281,343)
April 17, 2000                  82,000          US $287,000
                                                (CDN $425,879)
April 27, 2000                  42,857          US $150,000
                                                (CDN $221,925)
June 9, 2000                   108,000          US $273,000 and CDN $150,000
                                                (CDN $558,272)

Totals                       1,910,214          US$6,055,250 and CDN $900,000
                                                (CDN $9,757,662)

         We have limited operating history as a biotechnology company and have not made significant sales of our products. Therefore, our revenues are difficult to predict. Although we believe that our cash and cash equivalent balances are sufficient for projected capital expenditures and operating expenses for the next 12 months, we may seek to raise additional funds either within the next 12 months or thereafter, by selling additional equity or convertible debt securities. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. To date, we have no agreements, commitments or understandings with respect to the sale of additional equity or convertible debt securities and we are unable to predict whether we will sell additional equity or debt on acceptable terms or at all.

EMPLOYEE GROWTH

         As of October 31, 2000, BioSyntech had 33 employees, of whom 21 were engaged on research and development and 12 were engaged in corporate and administrative activities. Over the next 12 months, BioSyntech intends to increase its corporate and administrative personnel by three to five persons. The existing research and development team will be expanded by 10 to 15 persons. Except for 2 employees in our research and development team who are involved in the manufacture of the Mach1(TM) Mechanical Tester, we have no other employees involved in the manufacture of our products. BioSyntech anticipates its total employee count to be approximately 43 to 53 employees by the end of fiscal year 2001.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

         The following sets forth the name, present principal occupation, employment and material occupations, positions, offices or employments for the past five years and ages as of December 31, 2000 of our executive officers and directors. Members of our board of directors are elected and serve for one year terms or until their successors are duly elected and shall have qualified.

       Name                   Age            Title
       ----                   ---            -----
Amine Selmani                 43         Chairman of the Board, Chief Executive
                                         Officer and President
Denis N. Beaudry              57         Director
Pierre Alary                  43         Director
Jean-Yves Bourgeois           33         Director
Pierre Ranger                 45         Director
Anthony Casola                37         Chief Financial Officer, Principal
                                         Financial Officer, Principal Accounting
                                         Officer & Secretary

         AMINE SELMANI PHD- Dr. Selmani has served as our Chairman of the Board and President since February 2000, as our Chief Executive Officer from February 2000 to September 2000 and Chairman of the Board, President and Chief Executive Officer of Bio Syntech Canada and its predecessor corporation since its inception in November 1997. Prior to founding the predecessor corporation of Bio Syntech Canada in May 1995, Dr. Selmani had eight years of teaching experience at the Chemical Engineering Department and Biomedical Institute of Ecole Polytechnique as an Associate Professor from 1992 to 1997 and as an Assistant Professor from 1989 to 1992. Dr. Selmani received his Bachelor of Science and Master of Science Degrees in Physical Chemistry in 1979 and 1981, respectively, from the University of Bordeaux, France. He also obtained his Doctoral and Post Doctoral Degrees in Materials Science from the University of Montreal in 1985 and Dalhousy University in 1988, respectively.

         DENIS N. BEAUDRY - Mr. Beaudry has been a director of BioSyntech since February 2000. Mr. Beaudry has been President and general manager of Polyvalor, Montreal, Quebec, Canada, a limited partnership formed by the Ecole Polytechnique for the purpose of commercializing the intellectual property of the Ecole Polytechnique. His role consists of enhancing the value of research results for commercial use by means of start-up of high-tech companies in which Polyvalor holds a participation or interest. Since 1984, he has occupied the position of director of the Centre de Developpement Technologique of the Ecole Polytechnique whose sphere of activities includes technology transfer, licensing of technology and software, joint creation with private industry of laboratories and research centers, strategic alliances, research partnerships, industrial chairs and the emergence of high technology enterprises. Mr. Beaudry was President of the Quebec Association of University Research Directors in 1992, and is at present a member of the Board of Directors of Lumenon Innovative Lightwave Technologies, Inc., the Centre des Technologies Textiles, the College Rosemont, the Corporation de Financement de l'Institut de Cardiologie de Montreal, the Centre de Technologies du Gaz Naturel, the Corporation Commerciale de Materiaux Composites, the Centre de Developpement Rapide de Produits et de Procedes, and the firms Sinlab Inc., Phytobiotech Inc., Polyplan Inc., Odotech Inc. and COESI Inc.

         PIERRE ALARY, CA - Mr. Alary has been a director of BioSyntech since February 2000. Since August 1998, Mr. Alary has been a Vice President for finance and information technologies at Bombardier Transport, a designer, manufacturer and distributor of rail cars. Prior to joining Bombardier Transport, Mr. Alary has held various positions from September 1978 to August 1998, including as Senior Partner, at Ernst & Young LLP, specializing in the biotechnology industry.

         JEAN-YVES BOURGEOIS - Mr. Bourgeois has been a director of BioSyntech since February 2000. Since 1999, Mr. Bourgeois has been a director and Senior Vice President in charge of corporate finance for eastern Canada of Canaccord, a securities broker/dealer. Prior to joining Canaccord, Mr. Bourgeois served as a Chief Financial Officer for Aeterna Laboratories from 1998 to 1999. From 1997 to 1998, Mr. Bourgeois had also been in charge of small capital market development, specializing in high technology and biotechnology industries, for TD Securities, a securities broker/dealer. From 1992 to 1997, Mr. Bourgeois held various positions, including the head of corporate finance for eastern Canada, at Gordon Capital, a securities broker/dealer, where he specialized in high technology and biotechnology industries.

         PIERRE RANGER MD - Dr. Ranger has been a director of BioSyntech since February 2000. Since 1991, Dr. Ranger has been a teaching professor in the orthopedic residents program at the CMDP Sacred Heart Hospital of Montreal. Dr. Ranger received his Doctoral of Medicine Degree from the University of Montreal in 1979 and Diploma of Sports Medicine in 1996.

         ANTHONY CASOLA - Mr. Casola has been our Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer and Secretary as of September 2000. From August 1990 to June 2000, Mr. Casola worked for Naya Inc., a branded bottled water manufacturer, where he held various senior positions in the accounting and finance areas such as Vice President for Corporate Development, Director of Finance, Controller and Accounting Manager. Mr. Casola obtained his Bachelor of Commerce degree from McGill University in June 1986. He has also been designated as a Certified Management Accountant since January 1989.

         Mr. Beaudry is the director nominated by Polyvalor. Polyvalor has the right to appoint one nominee to our board of directors under an assignment agreement between them and us. There are no family relationships among directors and executive officers. Our directors are elected for a term of office to expire at the annual meeting of our stockholders after their election.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains information as of December 31, 2000 regarding the beneficial ownership of shares of our common stock by our current directors and executive officers and those persons or entities who, to our knowledge, beneficially own more than 5% of the common stock. For the purposes of calculating beneficial ownership, the shares of common stock beneficially owned by Messrs. Denis N. Beaudry, Pierre Alary, Jean-Yves Bourgeois and Pierre Ranger represent shares of our common stock issuable upon the exercise of stock options exercisable within sixty days after December 31, 2000. The address of all of our officers and directors and owners of more than 5% of our common stock is 475 Boulevard Armand-Frappier, Laval, Quebec, Canada H7V 4B3



                                                    Shares of Common                      Percentage of Common
          Name and Address of                      Stock Beneficially                      Stock Beneficially
           Beneficial Owner-                              Owned                                   Owned

9083-1496 Quebec Inc.                                  7,640,000                                  26.2%

Amine Selmani                                          9,062,500                                  27.0%

Denis N. Beaudry                                          25,000                                   >0.1%

Pierre Alary                                              25,000                                   >0.1%

Jean-Yves Bourgeois                                       25,000                                   >0.1%

Pierre Ranger                                            125,000                                    0.3%

Anthony Casola                                             -----                                   -----

All Officers and Directors                             8,207,500                                   28.0%
as a group (6 persons)

    The information shown above includes rights to acquire shares of common stock through the exchange of class A stock.

    Dr. Selmani owns all of the outstanding shares of 9083-1496 Quebec Inc. and has shared voting and dispositive power with respect to the 7,640,000 shares of class A stock owned by 9083-1496 Quebec Inc. Dr. Selmani also may be deemed the beneficial owner of 312,500 shares of common stock that would be held by him upon exchange of 312,500 shares of class A stock issuable upon exercise of options. 1,085,000 shares of class A stock, including 200,000 shares issuable upon the exercise of options, are held by Monique Jarry, the spouse of Dr. Selmani.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVES

         The following table sets forth all compensation awarded to our Chief Executive Officer. No other executive officers received annual compensation in excess of US $100,000 during the periods indicated.

SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                           Compensation:
                                                  Annual Compensation      Award
                                                  -------------------


                                  Fiscal
Name and Position                 Year          Salary       Bonus      # of Options

          Amine Selmani           2000          $120,000      $0              -
          President and
     Chief Executive Officer

                                  1999          $120,000      $0           312,500

                                  1998             $0         $0               -


OPTION GRANTS

         No options were granted to Dr. Selmani in the fiscal year ended March 31, 2000. We have never granted any stock appreciation rights.

AGGREGATED FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

         Dr. Selmani did not exercise any options as of March 31, 2000. The following table sets forth certain information regarding unexercised stock options held by Dr. Selmani as of March 31, 2000.


                                             Number of Securities Underlying        Value of Unexercised in the-Money
                                                 Unexercised Options at                        Options at
                                                    March 31, 2000(#)                       March 31, 2000($)
                 Name                           Exercisable/Unexercisable             Exercisable/Unexercisable(1)
                 ----                           -------------------------             ----------------------------
Amine Selmani                                           312,500/0                             $1,596,094/0

-----------------
(1) Based on the market value, as reported on the Over the Counter Electronic Bulletin Board, of US$5.6250 per share of common stock at March 31, 2000 and an exercise price of $0.75 (US$0.5175) per share.

OTHER COMPENSATION PLANS

         We have no pension plan or other compensation plans for its executive officers or directors.

COMPENSATION OF DIRECTORS

         No fees or other remuneration were paid to our directors during the fiscal year ended March 31, 2000, with the exception of reimbursement of expenses. Our board of directors will determine the remuneration of our directors and officers during the current and subsequent fiscal years.

EMPLOYMENT AGREEMENTS

         ANTHONY CASOLA - We have entered into a three-year employment agreement with Anthony Casola dated as of September 5, 2000. Mr. Casola will serve as Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary with duties and responsibilities which are determined by our board of directors from time to time. Mr. Casola shall be entitled to an annual base salary of $125,000 which shall be reviewed annually plus a bonus payment at the discretion of the board of directors' compensation committee. The board of directors also granted Mr. Casola options to purchase 50,000 shares of our common stock at an exercise price of U.S.$4.00 per share, vesting in three installments commencing

September 2001. Mr. Casola is subject to a confidentiality and non-solicitation agreement during the term of his employment and for an additional two year period following the termination of his employment. Mr. Casola will be entitled to receive his full salary for a period of four months if he is terminated without cause and the notice of termination was delivered by September 5, 2001. This period will be increased by one month for each subsequent year of employment, up to a maximum of 12 months. He will not be entitled to receive any salary if he is terminated for cause, disability or death.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information set forth in "Description of Business -- History of BioSyntech" and "-Material Agreement" is incorporated by reference.

                              SELLING STOCKHOLDERS

         The following table shows the beneficial ownership of our common stock on December 31, 2000 by the selling stockholders, which includes the right to acquire shares of our common stock upon the exchange of the class A stock of our subsidiary Bio Syntech Canada.. The table assumes that the selling stockholders will sell all of the shares and that the selling stockholders will make no other purchases or sales of our common stock. However, the selling stockholders are not obligated to sell their shares at any time or at any price. We cannot state with certainty the number of shares of our common stock that will be owned by each of the selling stockholders upon the termination of this offering. The number of shares of our common stock that each holder may own may also change due to stock splits or other anti-dilution adjustments. All percentages are based on 29,182,250 shares of our common stock outstanding as of October 25, 2000 as reported in our quarterly report on From 10-QSB for the quarter ended September 30, 2000 and filed with the SEC on November 14, 2000. Relationships of any of the selling stockholders with BioSyntech within the last three years are enumerated after the table.


                                                           Percentage of                           Shares of
                                         Shares of            common                               common           Percentage of
                                        common stock           stock            Shares of          Stock             common stock
                                        Beneficially       Beneficially           common        Beneficially         Beneficially
           Name and Address of          Owned Before       Owned Before        stock being      Owned After          Owned After
            Beneficial Owner              Offering           Offering            Offered          Offering             Offering
            ----------------              --------           --------            -------          --------             --------
Monique Jarry (1)                         885,000            3.0%                885,000              0                    0%
Michael Buschmann (2)                     290,000            1.0%                290,000              0                    0%
Abdellatif Chenite (1)                    300,000            1.0%                300,000              0                    0%
Caroline Hoemann -                        100,000            0.3%                100,000              0                    0%
Cyril Chaput                              200,000            0.7%                200,000              0                    0%
Fairouze Jalal (3)                        100,000            0.3%                100,000              0                    0%


                                                           Percentage of                           Shares of
                                         Shares of            common                               common           Percentage of
                                        common stock           stock            Shares of          Stock             common stock
                                        Beneficially       Beneficially           common        Beneficially         Beneficially
           Name and Address of          Owned Before       Owned Before        stock being      Owned After          Owned After
            Beneficial Owner              Offering           Offering            Offered          Offering             Offering
            ----------------              --------           --------            -------          --------             --------

Ronald D. Guttmann (4)                    133,334            0.5%                133,334              0                    0%
William Stanimir                          110,000            0.4%                110,000              0                    0%
Pierre Barnard (5)                         21,429           >0.1%                 21,429              0                    0%
C.B.C. Consulting Inc.                    233,333            0.8%                233,333              0                    0%
Henry Yersh                                70,000            0.2%                 70,000              0                    0%
Michael Teryzos                           166,667            0.6%                166,667              0                    0%
Belwest Capital Management Corp.          155,000            0.5%                155,000              0                    0%
Thensor SKY Corp.                         371,900            1.3%                371,900              0                    0%
Groupe Montoni (6)                         33,333            0.1%                 33,333              0                    0%
Francois Rodrigue                          30,001            0.1%                 30,001              0                    0%
Astrid Guttmann                            13,333           >0.1%                 13,333              0                    0%
Carla Guttmann                             13,333           >0.1%                 13,333              0                    0%
Gregory Guttmann                           13,333           >0.1%                 13,333              0                    0%
2845351 Canada Inc.                       327,000            1.1%                327,000              0                    0%
Louise Gauthier                             6,666           >0.1%                  6,666              0                    0%
Julie Rodrigue                              6,666           >0.1%                  6,666              0                    0%
Serge Cadorette                           100,000            0.3%                100,000              0                    0%


                                                           Percentage of                           Shares of
                                         Shares of            common                               common           Percentage of
                                        common stock           stock            Shares of          Stock             common stock
                                        Beneficially       Beneficially           common        Beneficially         Beneficially
           Name and Address of          Owned Before       Owned Before        stock being      Owned After          Owned After
            Beneficial Owner              Offering           Offering            Offered          Offering             Offering
            ----------------              --------           --------            -------          --------             --------
Lirojen Enterprises Ltd.                   50,000            0.2%                 50,000              0                    0%
Multivox Marketing Inc.                   528,333            1.8%                528,333              0                    0%
Richard D. Spizzirri                       66,375            0.2%                 66,375              0                    0%
Lewis Capital Ltd.                          9,521           >0.1%                  9,521              0                    0%
Jim Beckerleg                              17,600           >0.1%                 17,600              0                    0%
Charles Beaudoin                          135,000            0.5%                135,000              0                    0%
Multivesco (7)                            110,000            0.4%                110,000              0                    0%
Polyvalor, Societe en commandite (8)    1,072,000            3.4%              1,072,000              0                    0%
146479 Canada Inc.                        120,000            0.4%                120,000              0                    0%
Compensation BNC Inc.                   1,200,000            4.1%              1,200,000              0                    0%
Michele Kosich                             90,000            0.3%                 90,000              0                    0%
Jean-Marie Rodrigue                        10,000           >0.1%                 10,000              0                    0%
Kebir Ratnani                              15,000           >0.1%                 15,000              0                    0%
Compensation BNC INC EFP Pierre             6,666           >0.1%                  6,666              0                    0%
Larue (0TC9RE2)
Roytor & Co.                              426,213            1.5%                426,213              0                    0%
                                        ---------          -----               ---------            ---                   ---
TOTAL                                   7,537,036           25.8%              7,537,036              0                    0%

-------------------


(1) Monique Jarry and Abdellatif Chenite currently are employees of BioSyntech.
(2) Michael Buschmann is currently a research and development consultant of BioSyntech.
(3) Fairouze Jalal is a former employee of BioSyntech within the past three years.
(4) Ronald Guttmann is currently a consultant of BioSyntech.
(5) Pierre Barnard is currently a legal adviser of BioSyntech.
(6) BioSyntech purchased the building where its principal offices are located from Group Montoni for $120,000.
(7)  BioSyntech was a previous debtor of Multivesco.
(8) BioSyntech has an agreement with Polyvalor wherein the former will pay the latter royalties from future sales.

                              PLAN OF DISTRIBUTION

         As referred to in this prospectus, selling stockholders include the pledgees, donees, transferees or others who may later hold the selling stockholders' beneficial ownership of shares of common stock. We will file a post-effective amendment registration statement to identify the pledgees, donees, transferees of the shares currently held by the selling stockholders. We will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares.

         The selling stockholders may sell the shares of common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

         o        a block trade in which a broker-dealer may resell a portion of
                  the  block,   as  principal,   in  order  to  facilitate   the
                  transaction;

         o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         When selling the shares of common stock, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

         o enter into transactions involving short sales of the shares by broker-dealers;

         o sell shares short themselves and redeliver the shares to close out their short positions;

         o enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

         o loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the shares of our common stock may qualify as underwriters within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act.

         In addition to selling their shares under this prospectus, the selling stockholders may:

         o agree to indemnify any broker-dealer or agent against liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

         o transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or

         o sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK


         Our Articles of Incorporation authorizes the issuance of 50,000,000 shares of common stock, $0.001 par value per share, of which 29,182,250 are issued and outstanding as of October 25, 2000, which includes 15,177,036 shares held in trust pending the exchange of the class A stock. The 7,537,036 shares of common stock being offered under this prospectus are included in these 29,182,250 shares. The shares are non-assessable, without preemptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, we may be declare from time-to-time. In the event of a liquidation, dissolution, or winding up of our operations, the holders of shares of our common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

PREFERRED STOCK

         Our amended and Restated Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, none of which have been are issued and outstanding as of December 31, 2001. Our board of directors is expressly authorized to provide for the issuance of all or any shares of our preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participationg, optional or other special rights and such qualifications, limitations or restrictions as shall be' stated and expressed in the resolutions adopted by our board of directors providing for the issuance of such series and as may be permitted by the Nevada General Corporate Law.

CLASS A STOCK

         Class A stock are non-voting exchangeable shares of our Canadian subsidiary which are exchangeable on a one-to-one basis for shares of our common stock. There are currently 15,177,036 shares of class A stock outstanding. In addition, options to purchase 1,500,000 shares of class A stock are outstanding and are currently exercisable.

                                     EXPERTS

         Our consolidated financial statements as of March 31, 2000 and March 31, 1999 and for the fiscal years ended March 31, 2000 and1999 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as is set forth in their report this appearing elsewhere in the present document and are included in reliance upon this report given upon the authority of this firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the shares of our common stock offered will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our By-laws provides that we shall indemnify our directors, officers and agents to the fullest extent legally possible. Our By-laws are consistent with the indemnification provisions in the Nevada General Corporate Law ("NGCL") which allow for discretionary and mandatory indemnification of a corporation's officers, directors, employees and agents. Section 78.7502 of the NGCL provides for the general concept of indemnification and Section 78.751 of the NGCL provides for authorization, advance and limitation of indemnification.

         Insofar as determination for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statement and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also request a copy of these filings at no cost, by writing or telephoning us at the following address: BioSyntech, Inc., 475 Boulevard Armand-Frappier, Laval, Quebec, Canada H7V 4B3, Telephone, (450) 686-2437.

         This prospectus is a part of the registration statement on Form SB-2 that we filed with the SEC. The registration statement contains more information than the prospectus regarding BioSyntech and our common stock, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                BIOSYNTECH, INC.

                          (A DEVELOPMENT STAGE COMPANY)

Report of Independent Auditors                                            F-2
Consolidated  Balance  Sheets  at March  31,  2000  and  1999             F-3
Consolidated Statements of Operations for the Fiscal Years
Ended March 31, 2000 and 1999                                             F-4
Consolidated Statements of Changes in Shareholders' Equity
(Deficiency) for the Fiscal Years Ended March 31, 2000 and 1999           F-5
Consolidated Statements of Cash Flows for the Fiscal Years Ended
March 31, 2000 and 1999                                                   F-6
Notes to Consolidated Financial Statements for the
Fiscal Years Ended March 31, 2000 and 1999                                F-7
Condensed  Consolidated  Balance  Sheets at September
30, 2000 and March 31, 2000                                               F-23
Condensed  Consolidated Statement of Operations for the quarters ended
September 30, 2000 and September 30, 1999                                 F-24
Condensed Consolidated Statements of Changes in Stockholders'
 Equity (Deficiency) from inception to September 30, 2000                 F-26
Condensed Consolidated  Statements of Cash Flow for the quarters ended
September 30, 2000 and September 30, 1999                                 F-27
Notes to  Consolidated  Financial Statements as of September 30, 2000     F-29

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of BioSyntech, Inc.

We have audited the accompanying consolidated balance sheets of BioSyntech, Inc. [the "Company"], [a development stage company], as of March 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the period from inception to March 31, 2000 and for the years ended March 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company [a development stage company] as of March 31, 2000 and 1999 and the results of its operations and its cash flows for the period from inception to March 31, 2000 and for the years ended March 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States.




Montreal, Canada,                                         /s/ Ernst & Young LLP
June 9, 2000,  except as to Note 14,                      Chartered  Accountants
as to which the date is July 4, 2000.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                      CONSOLIDATED BALANCE SHEETS [note 1]


As of March 31, 2000 and 1999

                                                                                        2000                 2000               1999
                                                                                        US$                   C$                 C$
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   [note 2]
ASSETS
Current assets
Cash                                                                               5,037,355            7,301,143            57,297
Short-term investment [note 3]                                                        51,746               75,000                --
Receivables [note 4]                                                                  63,044               91,376            68,460
Inventory                                                                             32,557               47,188            23,700
Investment tax credits receivable [note 10]                                          396,716              575,000           603,663
Prepaid expenses                                                                      12,671               18,365                --
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   5,594,089            8,108,072           753,120
------------------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment [note 5]                                             1,035,525            1,500,890         1,665,163
Other assets                                                                          11,487               16,650            15,867
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   6,641,101            9,625,612         2,434,150
====================================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY)
Current liabilities
Demand loan [note 6]                                                                      --                   --           518,598
Accounts payable and accrued liabilities                                             731,977            1,060,928           579,552
Due to stockholder, without interest and
   repayment terms                                                                     6,899               10,000            30,394
Deferred revenues                                                                     45,157               65,451                --
Current portion of long-term debt [note 7]                                            51,746               75,000           400,000
Current portion of obligations under capital
   leases [note 8]                                                                    57,596               83,479            56,452
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     893,375            1,294,858         1,584,996
------------------------------------------------------------------------------------------------------------------------------------
Long-term debt [note 7]                                                              155,237              225,000           300,000
Obligations under capital leases [note 8]                                            629,409              912,266           991,736
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   1,678,021            2,432,124         2,876,732
------------------------------------------------------------------------------------------------------------------------------------
Commitment [note 12]
Contingent liability [note 13]

Stockholders' equity (deficiency)
Common stock [note  9]
   Par value $0.001
   Authorized 50,000,000 shares
   Issued and outstanding
      28,115,536 common shares                                                     9,060,785           13,132,702         2,662,909
Additional paid-in capital                                                         1,183,876            1,715,910         1,309,350
Deficit accumulated during the development stage                                  (5,281,581)          (7,655,124)       (4,414,841)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   4,963,080            7,193,488          (442,582)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   6,641,101            9,625,612         2,434,150
====================================================================================================================================


See accompanying notes


---------------------------------                       ------------------------
Director                                                Director

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                 CONSOLIDATED STATEMENTS OF OPERATIONS [note 1]


Years ended March 31, 2000 and 1999


                                                         Cumulative
                                                      from inception to
                                                       March 31, 2000           2000                2000                 1999
                                                            C$                   US$                 C$                   C$
-------------------------------------------------------------------------------------------------------------------------------
                                                                             [note 2]
Sales                                                  168,138                    --                   --              78,660
Cost of sales                                           71,962                    --                   --              35,008
-----------------------------------------------------------------------------------------------------------------------------
                                                        96,176                    --                   --              43,652
-----------------------------------------------------------------------------------------------------------------------------

Research and development expenses                    5,653,972             1,615,632            2,341,697           2,948,342
Investment tax credits                              (1,413,364)             (466,994)            (676,861)           (599,114)
General and administrative expenses                  3,082,139               840,008            1,217,507           1,789,468
Interest on long-term debt                             238,337               136,885              198,402              39,935
Amortization of property, plant and equipment
                                                       213,221               122,933              178,179              35,042
Interest revenue                                       (23,005)              (12,861)             (18,641)             (4,364)
-----------------------------------------------------------------------------------------------------------------------------
                                                     7,751,300             2,235,603            3,240,283           4,209,309
-----------------------------------------------------------------------------------------------------------------------------
Net loss for the period [note 10]                    7,655,124             2,235,603            3,240,283           4,165,657
Deficit accumulated during the
   development stage, beginning of period                   --             3,045,978            4,414,841             249,184
-----------------------------------------------------------------------------------------------------------------------------
Deficit accumulated during the
     development stage, end of period                7,655,124             5,281,581            7,655,124           4,414,841
-----------------------------------------------------------------------------------------------------------------------------

Weighted average number of shares
     outstanding                                                          14,042,819           14,042,819          11,274,996
Basic and diluted loss per share [note 9]                                       0.16                 0.23                0.37
-----------------------------------------------------------------------------------------------------------------------------

See accompanying notes

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                           STATEMENTS OF STOCKHOLDERS'
                       EQUITY (DEFICIENCY) [notes 1 and 9]


From inception to March 31, 2000
[In Canadian dollars]


                                                           Common Stock
                                                -----------------------------------
                                                                                      Additional
                                                                                        paid-in        Accumulated
                                                     Shares           Amount            capital          deficit         Total
                                                                         $                 $                $              $
------------------------------------------------------------------------------------------------------------------------------------

Balance, May 10, 1995                                8,525,000                1             --                 --                1
Net loss 1996 [325 day period]                              --               --             --             (2,865)          (2,865)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1996                              8,525,000                1             --             (2,865)          (2,864)
Net loss 1997                                               --               --             --             (9,332)          (9,332)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1997                              8,525,000                1             --            (12,197)         (12,196)
Deemed common stock paid up as of January 31,
   1998 and issued on August 3, 1998
                                                            --          215,000             --                 --          215,000
Net loss 1998                                               --               --             --           (236,987)        (236,987)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1998                              8,525,000          215,001             --           (249,184)         (34,183)
Deemed common stock issued for cash                  1,746,579        1,083,108             --                 --        1,083,108
Deemed  common  stock  issued  in  exchange  for
   services                                          1,940,000        1,455,000             --                 --        1,455,000
Deemed options granted to consultants                       --               --      1,309,350                 --        1,309,350
Net loss 1999                                                                               --         (4,165,657)      (4,165,657)
Deemed share issuance costs                                 --         (90,200)             --                 --          (90,200)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1999                             12,211,579        2,662,909      1,309,350         (4,414,841)        (442,582)
Deemed common stock issued for cash                  1,893,457        2,595,222             --                 --        2,595,222
Deemed common stock issued in exchange for
   intellectual property [note 12]                   1,072,000        1,072,000             --                 --        1,072,000
Deemed options granted to consultants                       --               --        406,560                 --          406,560
Net loss for the period from April 1, 1999 to
   February 28, 2000                                        --               --             --         (2,850,977)      (2,850,977)
------------------------------------------------------------------------------------------------------------------------------------
Deemed outstanding February 29, 2000                15,177,036        6,330,131      1,715,910         (7,265,818)         780,223
Acquisition of BioSyntech, Inc.
   by Bio Syntech Ltd.                              12,095,000        2,873,848             --                 --        2,873,848
March 31, 2000, issuance [note 9]                      843,500        4,270,243             --                 --        4,270,243
Share issue costs [note 9]                                  --         (341,520)            --                 --         (341,520)
Net loss for the period from February 29, 2000
   to March 31, 2000                                        --               --             --           (389,306)        (389,306)
------------------------------------------------------------------------------------------------------------------------------------
                                                    28,115,536       13,132,702      1,715,910         (7,655,124)       7,193,488
====================================================================================================================================


US dollars [note 2]
Balance as at March 31, 2000                                          9,060,785      1,183,876         (5,281,581)       4,963,080
====================================================================================================================================

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                 CONSOLIDATED STATEMENTS OF CASH FLOWS [note 1]


Years ended March 31, 2000 and 1999

                                                              Cumulative
                                                            from inception
                                                           to March 31, 2000              2000           2000              1999
                                                                   C$                     US$             C$                 C$
-----------------------------------------------------------------------------------------------------------------------------------
                                                               [note 2]
OPERATING ACTIVITIES
Net loss                                                           (7,655,124)      (2,235,604)       (3,240,283)       (4,165,657)
Items not affecting cash
Amortization                                                          213,221          122,933           178,179            35,042
Services paid by the isssuance of common stock                      2,527,000          739,616         1,072,000         1,455,000
Options granted to consultants                                      1,715,910          280,502           406,560         1,309,350
Changes in working capital assets and liabilities
   Accounts receivable                                                (91,376)         (15,811)          (22,916)           (5,377)
   Inventory                                                          (47,188)         (16,205)          (23,488)          (23,700)
   Investment tax credits receivable                                 (575,000)          19,776            28,663          (468,663)
   Prepaid expenses                                                   (18,365)         (12,671)          (18,365)               --
   Deferred revenues                                                   65,451           45,157            65,451                --
   Accounts payable and accrued liabilities                         1,044,440          332,121           481,376           339,156
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities                               (2,821,031)        (740,186)       (1,072,823)       (1,524,849)
----------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of property, plant and equipment                             (75,251)          (8,904)          (12,907)          (69,370)
Purchase of short-term investment                                     (75,000)         (51,746)          (75,000)               --
Purchase of other assets                                              (16,650)            (575)             (833)          (14,867)
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities                                 (166,901)         (61,225)          (88,740)          (84,237)
----------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase in long-term debt                                            700,000               --                --           700,000
Repayment of long-term debt                                          (400,000)        (275,976)         (400,000)               --
Proceeds of demand loan                                               581,845               --                --           581,845
Repayment of demand loan                                             (581,845)        (357,802)         (518,598)          (63,247)
Increase in due to shareholder                                         30,394               --                --            20,394
Repayment to shareholder                                              (20,394)         (14,071)          (20,394)               --
Repayment of obligations under capital leases                        (643,116)         (36,182)          (52,443)         (583,647)
Proceeds from issuance of shares of
   Bio Syntech Ltd. prior to the reverse acquisition                3,890,068        1,790,549         2,595,222         1,083,108
Proceeds from issuance of common shares of
   BioSyntech, Inc. prior to the reverse acquisition                3,399,980        2,331,503         3,379,279                --
Repurchase of common stock of
   BioSyntech, Inc. prior to the reverse acquisition                 (506,380)        (349,372)         (506,380)               --
Proceeds from issuance of common shares of
   BioSyntech, Inc. after the reverse acquisition                   4,270,243        2,946,214         4,270,243                --
Share issue costs                                                    (431,720)        (235,629)         (341,520)          (90,200)
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities                               10,289,075        5,799,234         8,405,409         1,648,253
----------------------------------------------------------------------------------------------------------------------------------
Net increase in cash                                                7,301,143        4,997,823         7,243,846            39,167
Cash, beginning of period                                                  --           39,532            57,297            18,130
----------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                 7,301,143        5,037,355         7,301,143            57,297
----------------------------------------------------------------------------------------------------------------------------------
Additional information
Interest paid                                                         228,351          129,996           188,416            39,935
----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


1.        NATURE OF BUSINESS AND BASIS OF PRESENTATION

The Company was incorporated on December 14, 1994 under the laws of the State of Nevada. The Company's operations and all of its assets are located in Canada.

Pursuant to an Amalgamation agreement dated February 15, 2000, 9083-5661 Quebec Inc., a wholly-owned subsidiary of the Company, and Bio Syntech Ltd. ["Bio Syntech"] were merged into one company under the name of Bio Syntech Canada Inc. ["Bio Syntech Canada"]. As a result of the merger, the Company became the record and beneficial owner of all of the issued and outstanding voting shares of Bio Syntech Canada. The former Bio Syntech shareholders were issued 15,177,036 non-voting exchangeable shares of Bio Syntech Canada's Preferred Stock [the "Class A Shares"]. The Class A Shares are exchangeable on a share-for-share basis [15,177,036] of common stock of the Company. As at March 31, 2000, the related 15,177,036 shares of common stock of the Company have been issued and placed in trust and are thus considered issued and outstanding.

Beneficial holders of the Class A Shares have voting rights equal to the number of Company shares placed in trust. Therefore, the Bio Syntech shareholders are deemed to hold securities with voting rights equal to approximately 55% of the total voting power of the outstanding common stock of the Company. This transaction is considered an acquisition of the Company, which at the date of the transaction was a shell company, by Bio Syntech and has been accounted for as a purchase of the net assets of the Company by Bio Syntech in these consolidated financial statements. Accordingly, this transaction represents a recapitalization of Bio Syntech, the legal subsidiary effective February 29, 2000.

These consolidated financial statements are the continuation of the financial statements of the accounting acquirer Bio Syntech which has a year-end of March
31. This date will continue to be used as the Company's year-end. Bio Syntech's assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. Figures for the years ended as at March 31, 2000 and 1999 are those of Bio Syntech. For purposes of the acquisition, the fair value of the net assets of the Company of $2,873,848 is ascribed to the 12,095,000 previously outstanding common stock of the Company deemed to be issued in the acquisition as follows:

                                                                           $
------------------------------------------------------------------------------

Note receivable from Bio Syntech Ltd.                                2,879,986
Accounts payable and accrued liabilities                               (6,138)
------------------------------------------------------------------------------
Purchase price                                                       2,873,848
------------------------------------------------------------------------------

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


1.        NATURE OF BUSINESS AND BASIS OF PRESENTATION [Cont'd]

The Company is a development stage company engaged in the development of biotherapeutic delivery systems made of proprietary biomaterials. The Company's systems are intended to enable or enhance the treatment of diseases or injuries for which therapies exist or are under development, but must be transported to the site of action. The Company has limited revenues to date and is thus subject to numerous risks, including risks associated with product development and marketing, obtaining the necessary regulatory approvals, growth, manufacturing, competition, and attracting and retaining key personnel. It may be necessary for the Company to raise additional funds for the continuing development and marketing of its technologies.


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. The significant accounting principles are as follows:

Consolidated financial statements and basis of presentation

The consolidated financial statements include the accounts of BioSyntech, Inc. and the accounts of Bio Syntech Canada Inc. All intercompany transactions and balances have been eliminated. US dollar amounts presented on the consolidated balance sheets, consolidated statements of operations, statements of stockholders' equity (deficiency) and consolidated statements of cash flows are provided for convenience of reference only and are based on the closing exchange rate at March 31, 2000, which was $1.4494 Canadian dollar per US dollar.

Revenue recognition

Revenues from sales of the Company's products are recognized upon shipment.

Inventory

Inventory consists of raw materials. Inventories are stated at the lower of cost [on a first-in, first-out basis] and replacement cost.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Cont'd]

Property, plant and equipment

Property, plant and equipment are recorded at cost. They are amortized over their estimated useful life on a straight-line basis as follows:

Building under capital lease                                       10 years
Office furniture                                                    5 years
Equipment under capital lease                                      10 years
Office furniture under capital lease                                5 years

Research and development expenditures

Research and development expenditures, including equipment used in research and development activities, are expensed as incurred.

Foreign exchange

Monetary assets and liabilities denominated in a foreign currency are translated at the rate of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at the rate of exchange prevailing at the date of the transaction. Revenues and expenses are translated at the monthly average exchange rate prevailing during the period. Foreign exchange gains and losses are included in the determination of net earnings. The Canadian dollar is the functional currency of the Company.

Income taxes

The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109 Accounting for income taxes ["SFAS 109"].

Government assistance

Government assistance in connection with research and development activities is recognized as an expense reduction in the year that the related expenditure is incurred.

Federal and provincial investment tax credits are accounted for using the cost reduction method which recognizes the credits as a reduction of the cost of the related assets or expenditures in the year in which the credits are earned and when there is reasonable assurance of their recovery.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]



2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Cont'd]

Stock option plans

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options for options granted to employees and directors.

Impairment of long-lived assets and long-lived assets to be disposed of

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of, if any, are reported at the lower of the carrying amount or fair value less costs to sell.

Basic and diluted loss per common stock

Per share amounts have been computed based on the weighted average number of common shares outstanding each period. The weighted average number of common shares outstanding prior to the transaction of February 29, 2000 are based on the number of BioSyntech common shares outstanding during that period.

Exchangeable shares of Bio Syntech Canada [15,177,036 shares] outstanding are deemed to be outstanding common shares of the Company for the purposes of the loss per share calculations and share continuity disclosures as the exchangeable shares are the economic equivalent of common shares of the Company.


3.          SHORT-TERM INVESTMENT

The short-term investment consists of a held-to-maturity term deposit, maturing on July 21, 2000, which is pledged as collateral security against a letter of guarantee issued by a financial institution.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


4.        RECEIVABLES
                                               2000         1999
                                                 $            $
-------------------------------------------------------------------

Sales tax receivable                           73,623       35,881
Government grants receivable                    3,462       20,423
Other                                          14,291       12,156
------------------------------------------------------------------
                                               91,376       68,460
------------------------------------------------------------------


5.       PROPERTY, PLANT AND EQUIPMENT

                                                            Accumulated        Net
                                              Cost          amortization    book value
                                                $               $               $
---------------------------------------------------------------------------------------

2000
Building and land under capital lease       1,614,629       188,389         1,426,240
Office furniture                               74,357        20,954            53,403
Equipment under capital lease                  18,050         3,009            15,041
Office furniture under capital lease            7,025           819             6,206
--------------------------------------------------------------------------------------
                                            1,714,061       213,171         1,500,890
--------------------------------------------------------------------------------------

1999
Building and land under capital lease       1,613,785        27,000         1,586,785
Office furniture                               68,370         6,837            61,533
Equipment under capital lease                  18,050         1,205            16,845
-------------------------------------------------------------------------------------
                                            1,700,205        35,042         1,665,163
-------------------------------------------------------------------------------------

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


6.        DEMAND LOAN AND CREDIT FACILITY

The demand loan of $518,598 at March 31, 1999 carried interest at the prime rate plus 1.75% and was payable upon receipt of investment tax credits. It was repaid during the year ended March 31, 2000.

The Company has a $50,000 credit facility, maturing July 31, 2000, payable upon demand, bearing interest at prime rate plus 2.5%. A $50,000 charge on inventory and accounts receivable was granted to the financial institution with respect to this facility. As of March 31, 2000, no amount was drawn under this credit facility.

As at March 31, 2000 and 1999, the prime rate was 7% and 6.75% respectively.


7.       LONG-TERM DEBT

                                                                      2000             1999
                                                                        $                $
-----------------------------------------------------------------------------------------------

Bank loan bearing interest at the prime rate. The
loan has an interest exemption period covered by a
governmental  agency, until April 24, 2001,
matures on March 25, 2006 and is payable in
monthly  instalments of $3,333 plus interest starting
on April 25, 2001. The debt is  collateralized  by a
governmental agency and a $200,000 first rank
charge on all tangible and intangible assets not
otherwise encumbered.                                                200,000           200,000

Bank loan  bearing  interest  at the prime rate plus
3.0%,  maturing on July 26, 2001, payable by
monthly  instalments of $6,250 plus interest and
collateralized by a $225,000 first rank charge on
research and development laboratory equipment.                       100,000           175,000

Term loan, without interest, until March 31, 2000,
reimbursed in fiscal 2000.                                                --           325,000
----------------------------------------------------------------------------------------------
                                                                     300,000           700,000
Less:  current portion                                                75,000           400,000
----------------------------------------------------------------------------------------------
                                                                     225,000           300,000
----------------------------------------------------------------------------------------------

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


7.       LONG-TERM DEBT [Cont'd]

The principal instalments payable are as follows for years ending March 31:

                                                                       $
--------------------------------------------------------------------------

2001                                                                75,000
2002                                                                65,000
2003                                                                40,000
2004                                                                40,000
2005                                                                40,000
Subsequent to 2005                                                  40,000
--------------------------------------------------------------------------
                                                                   300,000
--------------------------------------------------------------------------


8.        obligations UNDER capital leaseS

Future minimum lease payments under the capital leases are as follows for years ending March 31:

                                                                       $
--------------------------------------------------------------------------

2001                                                               180,278
2002                                                               170,409
2003                                                               168,000
2004                                                               168,000
2005                                                               168,000
Subsequent to 2005                                                 644,000
--------------------------------------------------------------------------
                                                                 1,498,687
Less:  interest portion at rates varying between 10% and 14.38%    502,942
--------------------------------------------------------------------------
                                                                   995,745
Less:  current portion                                              83,479
--------------------------------------------------------------------------
                                                                   912,266
--------------------------------------------------------------------------

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


9.        Stockholders' equity (deficiency) and
          stock options

Authorized

The authorized common stock of the Company consists of 50,000,000 shares with a par value of $0.001 per share.

On February 2, 2000, the Company completed a private placement yielding gross proceeds of US$2,350,000 and issued 470,000 common shares and 470,000 warrants entitling the holder to purchase an aggregate of 470,000 common shares at a price of US$7.00 on or before September 30, 2001.

On March 31, 2000, the Company issued 723,500 common shares in consideration of $3,670,243 [US$2,532,250] and 120,000 common shares in consideration of $600,000. The share issue costs amounted to $341,520 [US$234,980]. As part of this transaction, a total of 843,500 warrants were issued which entitle the holder to purchase an aggregate of 843,500 common stocks at a price of US$4.50 on or before March 30, 2001.


As of March 31, 2000, a total of 1,313,500 warrants issued by the Company are outstanding.


Stock options

Under the Company's Stock Option Plan, options may be granted for an authorized maximum of 2,500,000 shares of common stock to employees, directors and senior consultants. No options have been granted by the Company. The Board shall have the sole authority to determine the terms and conditions of the options to be issued. The expiry date of options is ten years after the date of grant.

Under the subsidiary's option plan, options may be granted for an authorized maximum of 1,500,000 Class A shares of Bio Syntech Canada. The subsidiary has 1,500,000 options granted entitling the holders to purchase 1,500,000 Class A shares of Bio Syntech Canada which are exchangeable in common shares of BioSyntech, Inc. at prices varying between $0.75 and $2.17. The options are exercisable at any time before the expiry date which is for a maximum of ten years following the date of grant.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


9.        STOCKHOLDERS' EQUITY (DEFICIENCY) AND
          STOCK OPTIONS [Cont'd]

                                                           Stock                   Weighted
                                                          Options              Average Exercise
                                                                                    Price
                                                                                      C$
------------------------------------------------------------------------------------------------

2000
Outstanding, beginning of year                              1,247,500                0.83
Granted                                                       252,500                2.17
Exercised                                                          --                  --
Expired                                                            --                  --
Canceled/ surrendered                                              --                  --
------------------------------------------------------------------------------------------------
Outstanding and exercisable, end of period                  1,500,000                1.06
------------------------------------------------------------------------------------------------
Weighted average fair value of options granted                                       3.25
------------------------------------------------------------------------------------------------

1999
Outstanding, beginning of year                                     --                  --
Granted                                                     1,247,500                0.83
Exercised                                                          --                  --
Expired                                                            --                  --
Canceled/surrendered                                               --                  --
------------------------------------------------------------------------------------------------
Outstanding and exercisable, end of year                    1,247,500                0.83
------------------------------------------------------------------------------------------------
Weighted average fair value of options granted                                       2.96
------------------------------------------------------------------------------------------------

No options were granted prior to 1999. These options expire between December 1, 2001 and June 1, 2008.

182,000 options were granted to consultants in the year ended March 31, 2000 [435,000 for the year ended March 31, 1999]. The fair value of these options at the time of grant has been charged to general and administrative expenses in the amount of $406,560 during the year ended March 31, 2000 [$1,309,350 for the year ended March 31, 1999].

Had compensation cost for the Company's stock options been determined consistent with SFAS No. 123, the Company's pro forma net loss would be increased by $380,000 for the year ended March 31, 2000 [$2,050,000 for the year ended March 31, 1999] and basic loss per share would be increased by $0.03 [$0.18 for the year ended March 31, 1999].

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


9.        STOCKHOLDERS' EQUITY (DEFICIENCY) AND
          STOCK OPTIONS [Cont'd]

The fair value of options at the date of grant was estimated using the Black-Scholes pricing model with the following weighted average assumptions.

                                           2000                     1999
                                             %                        %
------------------------------------------------------------------------

Expected life (years)                      5.00                     5.00
Risk-free interest rates                   6.00                     5.60
Volatility                                 1.21                     0.60
Dividend yield                             0.00                     0.00
------------------------------------------------------------------------

The effects of applying SFAS 123 for the pro forma disclosures are not representative of the effects expected on reported net earnings in future years since valuations are based on highly subjective assumptions about the future, including stock price volatility and exercise patterns.

The following table summarizes information with respect to stock options outstanding for the subsidiary's option plan that the holder may convert into common shares of the Company at March 31, 2000:

                                   Options outstanding and exercisable
    Exercise price              Number           Weighted average remaining
           $                 outstanding           contractual life (years)
---------------------------------------------------------------------------

       0.75                   1,147,500                     2.31
       1.75                     100,000                     8.25
    US 1.50                     252,500                     2.75
---------------------------------------------------------------------------
                              1,500,000                     2.79
===========================================================================

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


9.        STOCKHOLDERS' EQUITY (DEFICIENCY) AND
          STOCK OPTIONS [Cont'd]

Loss per share


The following is a reconciliation of the numerator and denominator of the basic and diluted loss per share computations for the years ended March 31, 2000 and 1999.

                                                       2000            1999
                                                         $              $
--------------------------------------------------------------------------------

Numerator
   Net loss - numerator
   For basic and diluted loss per share              3,240,283         4,165,657
Denominator:
   Denominator for basic loss per share
   Weighted-average shares                          14,042,819        11,274,996
Effect of dilutive securities:
   Stock options and warrants                               --                --
--------------------------------------------------------------------------------
Denominator for diluted loss per share
   Adjusted weighted-average shares and
        assumed conversions                         14,042,819        11,274,996
================================================================================


The Company's diluted net loss per share is equivalent to its basic net loss per share, since all of the Company's potentially issuable securities would have an anti-dilutive effect in 2000 and 1999. These securities are in the form of stock options and warrants.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


10.       INCOME TAXES

There is no provision for income taxes or income tax recovery as the Company has had continuous losses and it is not more likely than not that there will be future taxable income which might offset the current loss carryforward.

Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                                      2000        1999
                                                                        $            $
------------------------------------------------------------------------------------------

Deferred tax assets
Net operating loss carryforwards                                     622,176       123,193
Scientific research and experimental development expenses            451,432       250,823
Excess of tax basis of financing fees over accounting value           20,602        15,064
Excess of tax basis of capital assets over accounting value          471,004       300,266
------------------------------------------------------------------------------------------
Total deferred tax assets                                          1,565,214       689,346
------------------------------------------------------------------------------------------

Deferred tax liabilities
Excess of accounting value of capital assets over tax basis          429,661       297,494
Investment tax credits                                                    --        84,220
------------------------------------------------------------------------------------------
Total deferred tax liabilities                                       429,661       381,714
------------------------------------------------------------------------------------------

Net deferred tax assets (liabilities)
Deferred tax assets                                                1,565,214       689,346
Deferred tax liabilities                                             429,661       381,714
------------------------------------------------------------------------------------------
                                                                   1,135,553       307,632
Valuation allowance                                                1,135,553       307,632
------------------------------------------------------------------------------------------
Net deferred tax assets (liabilities)                                     --            --
==========================================================================================


Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


10.       INCOME TAXES [Cont'd]

The Company has Canadian tax loss and investment tax credit carryforwards for income tax purposes in the amount of approximately $2,073,000 and $139,000, respectively, the benefit of which has been offset by a valuation allowance, that expires as follows:

                                         Tax                  Investment tax
                                       losses                     credits
                                          $                          $
----------------------------------------------------------------------------

2001                                      3,000                       --
2002                                      9,000                       --
2003                                     39,000                       --
2004                                    605,000                       --
2005                                  1,176,000                       --
2006                                    241,000                   32,000
2007                                         --                   65,000
2008                                         --                   22,000
2009                                         --                   20,000
----------------------------------------------------------------------------

The Company has accumulated temporary differences as set out in the summary of deferred tax assets set out above. The differences are mainly in relation to scientific research and experimental development and are in the amount of approximately $1,225,000 at the Canadian federal level and $2,020,000 in Quebec.

The investment tax credits recorded by the Company are subject to review and approval by the tax authorities and it is possible that the amounts granted will be different from the amounts accounted for.


11.       FINANCIAL INSTRUMENTS

[a]      Fair value

Short-term financial assets and liabilities

The carrying amounts of short-term financial assets and liabilities are a reasonable estimate of the fair values because of the short maturity of these instruments. Short-term financial assets comprise cash, the short-term investment, accounts receivable and investment tax credits receivable. Short-term financial liabilities comprise the demand loan and accounts payable and accrued liabilities.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]


11.       FINANCIAL INSTRUMENTS [Cont'd]

Long-term debt

The carrying amount of the Company's floating-rate long-term debt approximates its fair value as it bears interest at current commercial floating rates.

The fair value of the fixed-rate long-term debt and obligations under capital leases are based on the rates in effect for financial instruments with similar terms and maturities, and approximates the carrying amount as of March 31, 2000 and March 31, 1999.

[b]      Credit risk

The  cash  and  short-term   investment  are  held  by  one  Canadian  financial
institution, a chartered bank.



12.       COMMITMENT

Under the terms of a technology licence contract, the Company must pay 5% royalties to a shareholder on future sales of all products and services, sold or offered by the Company, to a maximum of $3 million.



13.      CONTINGENT LIABILITY

A former employee of a subsidiary company has commenced an action alleging that he was wrongfully terminated and seeking $97,000 in compensation allegedly due, the issuance to him of 100,000 Class A common shares of the subsidiary company, which could be converted in common stock of the Company, that were the subject of an option that was alleged to have been granted to him, and punitive damages of $25,000. In the opinion of management, based on the advice and information provided by its legal counsel, the final determination of this litigation is not determinable. As such no provision has been recorded.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


March 31, 2000 and 1999
[In Canadian dollars]



14.      SUBSEQUENT EVENTs

[a]      Private placement

During April and June 2000, the Company issued 1,006,714 units at a price of US$3.50 per unit for a consideration of US$3,523,500 and 60,000 units at a price of C$5,00 per unit for a consideration of C$300,000. The aggregate share issue costs amounted to C$373,746. Each unit consists of one share of common stock BioSyntech, Inc. and one warrant entitling the holder to acquire one share of common stock at a price of US$4.50 on or before March 30, 2001.

[b]      Property, plant and equipment


On July 4, 2000, the Company exercised its option to purchase the building and land under capital lease for an amount of $1,200,000.


15.         RECENT DEVELOPMENTS

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities and Activities and Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No.25. SFAS 133 will be effective for the Company's 2002 year-end and interim periods and Activities and Interpretation No.44 will be effective July 1, 2000. The Company has not yet determined the impact, if any, on its consolidated financial statements arising from the eventual application of these accounting recommendations.


16.         SUBSEQUENT EVENT (Unaudited)

A former employee of a subsidiary company has commenced an action that she was wrongfully terminated and is seeking $224,000 in compensation allegedly due plus $35,000 for punitive and additional damages. In the opinion of management, based on advice and information provided by its legal counsel, the final determination of this litigation is not determinable. As such no provision has been recorded.

BIOSYNTECH, INC.
TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

PART I.     FINANCIAL INFORMATION






Condensed Consolidated Financial Statements
BioSyntech, Inc.
[formerly Dream Team International Inc.]
[a development stage company] - Unaudited

Quarters ended September 30, 2000 and September 30, 1999

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                 CONDENSED CONSOLIDATED BALANCE SHEETS [note 1]


As of September 30, 2000 and March 31, 2000



                                                                September 30,                      March 31,
                                                       ------------------------------              ---------
                                                          2000                  2000                  2000
                                                           US$                   C$                    C$
--------------------------------------------------------------------------------------------------------------
                                                      [unaudited]           [unaudited]

ASSETS
Current assets
Cash                                                   6,176,789             9,286,803            7,301,143
Investment tax credits receivable                        276,230               415,312              575,000
Other current assets                                     115,128               173,096              231,929
--------------------------------------------------------------------------------------------------------------
                                                       6,568,147             9,875,211            8,108,072
--------------------------------------------------------------------------------------------------------------
Property, plant and equipment                          1,139,769             1,713,642            1,517,540
--------------------------------------------------------------------------------------------------------------
                                                       7,707,916            11,588,853            9,625,612
--------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities                 513,768               772,450            1,060,928
Other current liabilities                                 64,521                97,007              233,930
--------------------------------------------------------------------------------------------------------------
                                                         578,289               869,457            1,294,858
--------------------------------------------------------------------------------------------------------------
Long-term debt and obligations under
    capital leases [note 3]                              121,937               183,333            1,137,266
--------------------------------------------------------------------------------------------------------------
                                                         700,226             1,052,790            2,432,124
--------------------------------------------------------------------------------------------------------------

Contingent liability [note 4]
Shareholders' equity
Common stock [note 2]
   Par value $0.001
   Authorized 50,000,000 shares
   Issued and outstanding
      29,182,250 common shares                        12,135,933            18,246,375           13,132,702
Additional paid-in capital                             1,299,242             1,953,410            1,715,910
Deficit accumulated during the development stage      (6,427,485)           (9,663,722)          (7,655,124)
--------------------------------------------------------------------------------------------------------------
                                                       7,007,690            10,536,063            7,193,488
--------------------------------------------------------------------------------------------------------------
                                                       7,707,916            11,588,853            9,625,612
--------------------------------------------------------------------------------------------------------------


See accompanying notes




-----------------------------------      ---------------------------------------
Director                                 Director

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                        CONDENSED CONSOLIDATED STATEMENTS
                             OF OPERATIONS [note 1]


                                                                       Unaudited



                                                                                  Three months ended
                                                    Cumulative                         September 30,
                                                  from inception  ---------------------------------------------------
                                                 to September 30,
                                                        2000              2000              2000           1999
                                                         C$                US$                C$             C$
---------------------------------------------------------------------------------------------------------------------
Sales                                                 256,674            14,856            22,336              --
Cost of sales                                         110,170             6,675            10,036              --
---------------------------------------------------------------------------------------------------------------------
                                                      146,504             8,181            12,300              --
---------------------------------------------------------------------------------------------------------------------

Research and development expenses                   6,845,520           436,648           656,500           171,637
Investment tax credits                             (1,513,364)             --                --            (178,052)
General and administrative expenses                 4,181,862           478,818           719,902           125,743
Interest on long-term debt                            275,527             5,454             8,200            90,219
Amortization of property, plant and
  equipment
                                                      287,022            18,520            27,845            44,437
Grants                                                (17,345)          (11,536)          (17,345)           (4,000)
Interest income                                      (248,996)          (68,998)         (103,739)             (473)
---------------------------------------------------------------------------------------------------------------------
                                                    9,810,226           858,906         1,291,363           249,511
---------------------------------------------------------------------------------------------------------------------
Net loss                                           (9,663,722)         (850,725)       (1,279,063)         (249,511)
Deficit accumulated during the
  development stage, beginning of
  period
                                                         --          (5,576,760)       (8,384,659)       (4,775,390)
---------------------------------------------------------------------------------------------------------------------
Deficit accumulated during the
  development stage, end of period                 (9,663,722)       (6,427,485)       (9,663,722)       (5,024,901)
---------------------------------------------------------------------------------------------------------------------

Weighted average number of shares
   outstanding
                                                                     29,182,250        29,182,250        12,388,282
Basic and diluted loss per share                                          (0.03)            (0.04)            (0.02)
---------------------------------------------------------------------------------------------------------------------


See accompanying notes

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                        CONDENSED CONSOLIDATED STATEMENTS
                             OF OPERATIONS [note 1]


                                                                       Unaudited



                                                                                       Six months ended
                                                        Cumulative                        September 30,
                                                      from inception  ---------------------------------------------------
                                                    to September 30,
                                                          2000              2000               2000             1999
                                                           C$                US$                 C$               C$
-------------------------------------------------------------------------------------------------------------------------

Sales                                                  256,674             58,887             88,536               --
Cost of sales                                          110,170             25,413             38,208               --
-------------------------------------------------------------------------------------------------------------------------
                                                       146,504             33,474             50,328               --
-------------------------------------------------------------------------------------------------------------------------

Research and development expenses                    6,845,520            792,516          1,191,548            500,698
Investment tax credits                              (1,513,364)           (66,511)          (100,000)          (362,651)
General and administrative expenses                  4,181,862            731,442          1,099,723            278,901
Interest on long-term debt                             275,527             24,736             37,190            108,909
Amortization of property, plant and equipment
                                                       287,022             49,086             73,801             88,871
Grants                                                 (17,345)           (11,536)           (17,345)            (4,000)
Interest income                                       (248,996)          (150,310)          (225,991)              (668)
-------------------------------------------------------------------------------------------------------------------------
                                                     9,810,226          1,369,423          2,058,926            610,060
-------------------------------------------------------------------------------------------------------------------------
Net loss                                            (9,663,722)        (1,335,949)        (2,008,598)          (610,060)
Deficit accumulated during the development stage,
   beginning of period
                                                          --           (5,091,536)        (7,655,124)        (4,414,841)
-------------------------------------------------------------------------------------------------------------------------
Deficit accumulated during the development stage,
   end of period                                    (9,663,722)        (6,427,485)        (9,663,722)        (5,024,901)
-------------------------------------------------------------------------------------------------------------------------

Weighted average number of shares
     outstanding                                                       29,108,368         29,108,368        (12,299,930)
Basic and diluted loss per share                                            (0.05)             (0.07)             (0.05)
-------------------------------------------------------------------------------------------------------------------------

See accompanying notes

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                      CONDENSED STATEMENTS OF STOCKHOLDERS'
                          EQUITY (DEFICIENCY) [note 1]


From inception to September 30, 2000                                                                                       Unaudited
[In Canadian dollars]
                                                            Common Stock
                                                    ---------------------------
                                                                                       Additional
                                                                                         paid-in        Accumulated
                                                        Shares           Amount          capital           deficit          Total
                                                                            $               $                 $               $
------------------------------------------------------------------------------------------------------------------------------------

Balance, May 10, 1995                                 8,525,000                1               --               --                1
Net loss 1996 [325 day period]                               --               --               --           (2,865)          (2,865)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1996                               8,525,000                1               --           (2,865)          (2,864)
Net loss 1997                                                --               --               --           (9,332)          (9,332)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1997                               8,525,000                1               --          (12,197)         (12,196)
Deemed common stock paid up as of January 31,
   1998 and issued on August 3, 1998                         --          215,000               --               --          215,000
Net loss 1998                                                --               --               --         (236,987)        (236,987)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1998                               8,525,000          215,001               --         (249,184)         (34,183)
Deemed common stock issued for cash                   1,746,579        1,083,108               --               --        1,083,108
Deemed  common  stock  issued  in  exchange  for
   services                                           1,940,000        1,455,000               --               --        1,455,000
Deemed options granted to consultants                        --               --        1,309,350               --        1,309,350
Net loss 1999                                                                                  --       (4,165,657)      (4,165,657)
Deemed share issuance costs                                  --          (90,200)              --               --          (90,200)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1999                              12,211,579        2,662,909        1,309,350       (4,414,841)        (442,582)
Deemed common stock issued for cash                   1,893,457        2,595,222               --               --        2,595,222
Deemed common stock issued in exchange for
   intellectual property                              1,072,000        1,072,000               --               --        1,072,000
Deemed options granted to consultants                        --               --          406,560               --          406,560
Net loss for the period from April 1, 1999 to
   February 28, 2000                                         --               --               --       (2,850,977)      (2,850,977)
------------------------------------------------------------------------------------------------------------------------------------
Deemed outstanding February 29, 2000                 15,177,036        6,330,131        1,715,910       (7,265,818)         780,223
Acquisition of BioSyntech, Inc. by Bio
   Syntech Ltd.                                      12,095,000        2,873,848               --               --        2,873,848
March 31, 2000, issuance                                843,500        4,270,243               --               --        4,270,243
Share issue costs                                            --         (341,520)              --               --         (341,520)
Net loss for the period from February 29, 2000
   to March 31, 2000                                         --               --               --         (389,306)        (389,306)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 2000                              28,115,536       13,132,702        1,715,910       (7,655,124)       7,193,488
Share issuances [note 2]                              1,066,714        5,487,419               --               --        5,487,419
Share issue costs [note 2]                                   --         (373,746)              --               --         (373,746)
Net loss for the period from April 1, 2000 to
   June 30, 2000                                             --               --               --         (729,535)        (729,535)
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2000                               29,182,250       18,246,375        1,715,910       (8,384,659)      11,577,626
Options granted to consultants                               --               --          237,500               --          237,500
Net loss for the period from July 1, 2000 to
   September 30, 2000                                        --               --               --       (1,279,063)      (1,279,063)
------------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2000                          29,182,250       18,246,375        1,953,410       (9,663,722)      10,536,063
------------------------------------------------------------------------------------------------------------------------------------
US Dollars
Balance as at September 30, 2000                                      12,135,933        1,299,242       (6,427,485)       7,007,690
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                        CONDENSED CONSOLIDATED STATEMENTS
                             OF CASH FLOWS [note 1]


                                                                                                                          Unaudited
                                                            Cumulative                          Three months ended
                                                          from inception                           September 30,
                                                      to September 30, 2000
                                                                                    2000               2000                1999
                                                                C$                  US$                 C$                  C$
------------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                    (9,663,722)             (850,725)       (1,279,063)            (249,511)
Items not affecting cash
   Amortization                                                287,022                18,520            27,845               44,437
    Services paid by the issuance of common stock
                                                             2,527,000                    --                --                   --
   Options granted to consultants                            1,953,410               157,966           237,500                   --
   Exchange gain                                              (279,997)              (91,457)         (137,505)                  --
Changes in working capital assets and liabilities
   Investment tax credits receivable                          (415,312)              172,722           259,688                  221
   Other current assets                                        (98,096)               45,573            68,519              (11,434)
   Other current liabilities                                    22,091                    --                --                   --
   Accounts payable and accrued liabilities                    755,962               183,053           275,220               53,530
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities                        (4,911,642)             (364,348)         (547,796)            (162,757)
------------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of property, plant and equipment                     (487,187)             (229,009)         (344,315)                  --
Disposal of property, plan and equipment                        28,291                    --                --               28,291
Purchase of short-term investment                              (75,000)                   --                --              (75,000)
Proceeds from maturing of short term investments
                                                                75,000                49,884            75,000                   --
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities                          (458,896)             (179,125)         (269,315)             (46,709)
------------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase in long-term debt                                     700,000                    --                --                   --
Repayment of long-term debt                                   (437,500)              (12,471)          (18,750)             (18,750)
Proceeds of demand loan                                        581,845                    --                --              250,000
Repayment of demand loan                                      (581,845)                   --                --                   --
Increase in due to stockholder                                  30,394                    --                --                   --
Decrease in due to stockholders                                (20,394)                   --                --                   --
Repayment of obligations under capital leases               (1,631,020)             (643,774)         (967,914)             (15,215)
Proceeds from issuance of shares of Bio Syntech Ltd.
   prior to the reverse acquisition                          3,890,068                    --                --                   --
Proceeds from issuance of common shares of
   BioSyntech, Inc. prior to the reverse acquisition
                                                             3,399,980                    --                --                   --
Repurchase of common stock of BioSyntech, Inc. prior
    to the reverse acquisition                                (506,380)                   --                --                   --
Proceeds from issuance of common shares of
   BioSyntech, Inc. after the reverse acquisition            9,757,662                    --                --                   --
Share issue costs                                             (805,466)                   --                --                   --
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities                        14,377,344              (656,245)         (986,664)             216,035
------------------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                        279,997                91,457           137,505                   --
------------------------------------------------------------------------------------------------------------------------------------
Net change in cash                                           9,286,803            (1,108,261)       (1,666,270)               6,569
Cash, beginning of period                                           --             7,285,050        10,953,073              (48,138)
------------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                          9,286,803             6,176,789         9,286,803              (41,569)
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                        CONDENSED CONSOLIDATED STATEMENTS
                             OF CASH FLOWS [note 1]


                                                                                                                        Unaudited
                                                              Cumulative                      Six months ended
                                                                 from                              September 30,
                                                               inception to
                                                            September 30, 2000
                                                                                      2000               2000            1999
                                                                    C$                 US$                C$              C$
------------------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net loss                                                         (9,663,722)        (1,335,949)        (2,008,598)       (610,060)
Items not affecting cash
   Amortization                                                     287,022             49,086             73,801          88,871
   Services paid by the issuance of common stock                  2,527,000                 --                 --              --
   Options granted to consultants                                 1,953,410            157,966            237,500              --
   Exchange gain                                                   (279,997)          (186,230)          (279,997)             --
Changes in working capital assets and liabilities
   Investment tax credits receivable                               (415,312)           106,211            159,688        (196,657)
   Other current assets                                             (98,096)            39,131             58,833           9,153
   Other current liabilities                                         22,091            (28,840)           (43,360)             --
   Accounts payable and accrued liabilities                         755,962           (191,871)          (288,478)        219,178
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities                             (4,911,642)        (1,390,496)        (2,090,611)       (489,515)
------------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of property, plant and equipment                          (487,187)          (244,094)          (366,995)         (9,024)
Disposal of property, plan and equipment                             28,291                 --                 --          28,291
Purchase of short-term investment                                   (75,000)                --                 --         (75,000)
Proceeds from maturing of short term investments                     75,000             49,884             75,000              --
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities                               (458,896)          (194,210)          (291,995)        (55,733)
------------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase in long-term debt                                          700,000                 --                 --         300,000
Repayment of long-term debt                                        (437,500)           (24,942)           (37,500)        (37,500)
Proceeds of demand loan                                             581,845                 --                 --         250,000
Repayment of demand loan                                           (581,845)                --                 --              --
Increase in due to stockholder                                       30,394                 --                 --              --
Decrease in due to stockholders                                     (20,394)                                              (20,394)
Repayment of obligations under capital leases                    (1,631,020)          (657,069)          (987,904)        (45,724)
Proceeds from issuance of shares of Bio Syntech Ltd. prior
  to the reverse acquisition                                      3,890,068                 --                 --              --
Proceeds from issuance of common shares of BioSyntech, Inc.
  prior to the reverse acquisition                                3,399,980                 --                 --              --
Repurchase of common stock of BioSyntech, Inc. prior to the
  reverse acquisition                                              (506,380)                --                 --
  Proceeds from issuance of common shares of BioSyntech,
  Inc. after the reverse acquisition                              9,757,662          3,649,763          5,487,419              --
Share issue costs                                                  (805,466)          (248,584)          (373,746)             --
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities                             14,377,344          2,719,168          4,088,269         446,382
------------------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                             279,997            186,230            279,997              --
------------------------------------------------------------------------------------------------------------------------------------
Net change in cash                                                9,286,803          1,320,692          1,985,660         (98,866)
Cash, beginning of period                                                --          4,856,097          7,301,143          57,297
------------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                               9,286,803          6,176,789          9,286,803         (41,569)
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                         NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


September 30, 2000                                                     Unaudited
[In Canadian dollars]


1.        BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include the accounts of BioSyntech, Inc. and its wholly-owned subsidiary BioSyntech
Canada, Inc. They have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying consolidated financial statements contain all adjustments, consisting only of normal recurring accruals considered necessary to present fairly the financial position as of September 30, 2000, the results of operations and cash flows for the three months and six months periods ended September 30, 2000 and 1999. The balance sheet at March 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and notes thereto included in the Company's annual report for the year ended March 31, 2000.

US dollar amounts presented on the condensed consolidated balance sheet and the condensed consolidated statements of operations, stockholders' equity (deficiency) and cash flows are provided for convenience of reference only and are based on the closing exchange rate at September 30, 2000, which was $1.5035 Canadian dollar per US dollar.

The Company is a development stage company engaged in the development of biotherapeutic delivery systems made of proprietary biomaterials. The Company's systems are intended to enable or enhance the treatment of diseases or injuries for which therapies exist or are under development, but must be transported to the site of action. The Company has limited revenues to date and is thus subject to numerous risks, including risks associated with product development and marketing, obtaining the necessary regulation approvals, growth, manufacturing, competition and attracting and retaining key personnel. It may be necessary for the Company to raise additional funds for the continuing development and marketing of its technologies.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                         NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


September 30, 2000                                                     Unaudited
[In Canadian dollars]


2.       STOCKHOLDERS' EQUITY

During the six months ended September 30, 2000, the Company issued 1,006,714 common shares and warrants in consideration of US$3,523,500 [$5,187,419] and 60,000 common shares and warrants in consideration of $300,000. The share issue costs amounted to $373,746. The warrants entitle the holder to purchase an aggregate of 1,066,714 common shares at a price of US$4.50 on or before March 30, 2001.

Warrants

As of September 30, 2000, a total of 2,380,214 warrants issued by the Company are outstanding as follows :

   Number of warrants                   Expiry date            Exercise price
--------------------------------------------------------------------------------

       1,910,214                         March 30, 2001            US$ 4.50
         470,000                     September 30, 2001            US$ 7.00
--------------------------------------------------------------------------------
       2,380,214
--------------------------------------------------------------------------------

Stocks Options

In August 2000, options to purchase 475,000 shares of common stock under the BioSyntech, Inc. Option Incentive Plan have been granted to Directors, Officers and Consultants. These options may be exercised at a price of US$4.00 over a ten-year period of which options to purchase 150,000 shares of common stock are exercisable immediately, options to purchase 200,000 shares of common stock are exercisable commencing in August 2001, options to purchase 50,000 shares of common stock are exercisable commencing in August 2002 and options to purchase 75,000 shares of common stock are exercisable commencing in August 2003.


3.       SIGNIFICANT EVENT

On July 4, 2000, the Company exercised its option to purchase the building and land under capital lease for a cash consideration of $1,200,000. The difference between the purchase price and the carrying amount of the lease obligations has been recorded as an adjustment of the carrying amount of the building and land as of the date of purchase.

BioSyntech, Inc. [formerly Dream Team International Inc.]
A development stage company

                         NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


September 30, 2000                                                     Unaudited
[In Canadian dollars]



4.       CONTINGENT LIABILITY

A former employee of a subsidiary company has filed an action alleging that he was wrongfully terminated and seeking $97,000 in compensation allegedly due, the issuance to him of 100,000 Class A common shares of the subsidiary company, that were the subject of an option that was alleged to have been granted to him, and punitive damages of $25,000. These Class A common shares are exchangeable into common stock of the Company. In the opinion of management, based on the advice and information provided by its legal counsel, the final determination of this litigation is not determinable. As such, no provision has been recorded.


5.          SUBSEQUENT EVENT

A former employee of a subsidiary company has commenced an action that she was wrongfully terminated and is seeking $224,000 in compensation allegedly due plus $35,000 for punitive and additional damages. In the opinion of management, based on advice and information provided by its legal counsel, the final determination of this litigation is not determinable. As such no provision has been recorded.

We have not authorized anyone to give any information or make any representations, other than those contained in this prospectus. You must not rely on any unauthorized information or representations. Only the shares described within this prospectus are being offered, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.



                                 --------------

                                BIOSYNTECH, INC.


                               7,537,036 SHARES OF

                                  COMMON STOCK



                                 --------------

                                   PROSPECTUS

                                 --------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII of our By-laws provides that we shall indemnify ourrectors, officers and agents to the fullest extent possible under the Nevada General Corporate Law ("NGCL"). Article VII of our By-laws states that:


                  "No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any or conducts of said Officer or Director performed for or on behalf of Biosynthec. Biosynthec shall and does indemnify and hold harmless each person and their heirs and administrators who shall serve at any time as a Director or Officer of Biosynthec from and against any and all claims, judgements and liabilities to which persons shall become subject by reason of their having been a Director or Officer of Biosynthec, or by reason of any action alleged to have taken or omitted to have been taken by him as Director or Officer, and shall reimburse each person for all legal and other expenses reasonably incurred by him in connection with any claim or liability, including power to defend these persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that none of those persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with an claim or liability arising out of his (or her) own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he or she may lawfully be entitled, nor shall anything which is contained restrict the right of Biosynthec to indemnify or reimburse that person in any proper case, even though not specifically provided for. Biosynthec, its Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing to do so in reliance upon the advice of counsel."

         Article  VII of our  By-laws  is  consistent  with the  indemnification provisions in the NGCL which allow for discretionary and mandatory indemnification of a corporation's officers, directors, employees and agents.
Section 78.7502 of the NGCL provides for the general concept of indemnification and Section 78.751 of the NGCL provides for authorization, advance and limitation of indemnification.

         Section 78.7502 of the NGCL states that:


                  "A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses as the court deems proper.

                  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter, he must be indemnified by the corporation against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense."

        Section 78.751 of the NGCL states that:


                  "(1) Any indemnification under Section 78.7502 of the NGCL, unless ordered by a court or advanced pursuant to subsection 2, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:


         o        By the shareholders;

         o By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         o If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         o        If a quorum  consisting  of directors  who were not parties to
                  the  action,  suit  or  proceeding  cannot  be  obtained,   by
                  independent legal counsel in a written opinion.

                  (2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  (3) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                           (a) Does not  exclude  any  other  rights  to which a
                  person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in other capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section
                  78.7502 of the NGCL or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                           (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of a person."


ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses (other than brokerage commissions, discounts or other expenses relating to the sale of the shares of our common stock by the selling stockholders) which we will pay in connection with the issuance and distribution of the securities being registered. With the exception of registration fees, all amounts shown are estimates.


SEC Registration Fee                           $7,203
Blue Sky Fees and Expenses                      2,500
Printing and Engraving                          5,000
Subscription Agent Fees                         2,500
Accounting Fees and Expenses                   35,000
Legal Fees and Expenses                        50,000
Miscellaneous expenses                          3,000
Total                                         105,203


ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES

         The information set forth under the caption "History of BioSyntech" in Description of Business above is incorporated. The securities were issued in reliance on the exemption from registration under the Securities Act provided for in Rule 903 of Regulation S to a trust for the benefit of the holders of class A shares of Bio Syntech Canada, Inc., all of whom are non U.S. Persons within the meaning of Rule 902 of Regulation S. All the securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in the transaction.

         On February 2, 2000, we received funds for a private placement of our securities which was conditioned on the closing of the Transactions. The private placement yielded aggregate proceeds of US $2,350,000, and we issued an aggregate of 470,000 shares of our common stock and Warrants to purchase an additional 470,000 shares of common stock at a price of US $7.00 on or before September 30, 2001. The securities were offered and sold solely to 3699854 Canada Inc., an entity incorporated and doing business outside the United States, in reliance on the exemption provided in Regulation S of the Securities Act. The private placement closed on February 29, 2000, simultaneous with the closing of the Transactions. No underwriter was involved in the private placements.

         We completed a second private placement with five separate closing dates as shown in the table below. We issued a total of 1,910,214 units at a price of US $3.50 per unit yielding gross proceeds of US $6,055,250 and CDN $900,000. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US $4.50 per share before March
30, 2001. The securities were offered and sold to the persons and entities listed on Appendix I of this registration statement, none of whom are citizens, incorporated, residing or doing business in the United States. We relied on the exemption from registration under the Securities Act provided for in Regulation
S. All of the securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in the transactions.


Closing Date                Number of Units              Proceeds
------------                ---------------              --------
March 31, 2000                  843,500           US $2,532,250 and CDN $600,000
                                                  (CDN $4,270,243)
April 4, 2000                   833,857           US $2,813,500 and CDN $150,000
                                                  (CDN $4,281,343)
April 17, 2000                   82,000           US $287,000
                                                  (CDN $425,879)
April 27, 2000                   42,857           US $150,000
                                                  (CDN $221,925)
June 9, 2000                    108,000           US $273,500 and CDN $150,000
                                                  (CDN $558,272)

Totals                        1,910,214           US$6,055,250 and CDN $900,000
                                                  (CDN $9,757,662)

ITEM 27.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

Exhibit 2.1 Amalgamation Agreement made December 2, 1999, a amended and restated on February 15, 2000, among BioSyntech Inc., Bio Syntech Ltd. and 9083-5661 Quebec Inc. - Incorporated by reference to
               Exhibit 2.1 to Current Report on Form 8-K dated March 15, 2000.

Exhibit 3.1    Articles of  Incorporation - Incorporated by reference to Exhibit
               3.1 to Registration Statement on Form 10SB filed August 30, 1999.

Exhibit 3.2    Restated and Amended By-laws.

Exhibit 4.1 Exchange and Voting Agreement made February 16, 2000 among BioSyntech Inc., 9083-5661 Quebec Inc., Pierre Barnard and Bio Syntech Ltd. - Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated March 15, 2000.

Exhibit 4.2 Support Agreement made February 15, 2000 among BioSyntech, Inc., 9083-5661 Quebec Inc. and Bio Syntech Ltd. - Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated March 15, 2000.


Exhibit 5 Opinion of Counsel as to the legality of the securities being registered. Incorporated by reference to Exhibit 5 to Registration Statement on Form SB2 and filed with the Securities and Exchange Commission on September 13, 2000.

Exhibit 10.1 Amended and Restated Technology Assignment Agreement among Polyvalor Limited Partnership, Bio Syntech Canada Inc., and BioSyntech Inc. dated March 15, 2000. - Incorporated by reference to Exhibit 10.1 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.2 BioSyntech, Inc. Stock Option Incentive Plan. - Incorporated by reference to Exhibit 10.2 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.3 Bio Syntech Canada Inc. Stock Option Incentive Plan. - Incorporated by reference to Exhibit 10.3 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.4 Non-Disclosure and Confidentiality Agreement between Bio Syntech Ltd. and Sulzer Orthopedics Biologics Inc. dated February 23, 1999. - Incorporated by reference to Exhibit 10.4 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.5 Material Transfer Agreement between Bio Syntech Ltd. and Sulzer Orthopedics Ltd. dated January 4, 2000. - Incorporated by reference to Exhibit 10.5 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.6 Confidentiality Agreement between Bio Syntech Ltd. and Reprogenesis, Inc. dated May 31, 1999. - Incorporated by reference to Exhibit 10.6 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.7 Material Transfer Agreement between Bio Syntech Ltd. and Reprogenesis, Inc. dated July 27, 1999. - Incorporated by reference to Exhibit 10.7 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.8 Confidential Disclosure Agreement between Bio Syntech Ltd. and Ophidian Pharmaceuticals, Inc. dated August 16, 1999. - Incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.9 Biological Material Transfer Agreement between Bio Syntech Ltd. and Ophidian Pharmaceuticals, Inc. dated August 16, 1999. - Incorporated by reference to Exhibit 10.9 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.10 Mutual Confidentiality and Non-Disclosure Agreement between Bio Syntech Ltd. and Viragen Incorporated dated September 2, 1999. - Incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.11 Confidential Disclosure Agreement between Bio Syntech Ltd. and Ontogeny, Inc. dated October 26, 1999. - Incorporated by reference to Exhibit 10.11 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.12 Material Transfer Agreement between Bio Syntech Ltd. and Ontogeny, Inc. dated December 3, 1999. - Incorporated by reference to Exhibit 10.12 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.

Exhibit 10.13 Material Transfer Agreement between Bio Syntech Ltd. and Biomet Manufacturing Corporation dated February 8, 2000. - Incorporated by reference to Exhibit 10.13 to Annual Report on Form 10-KSB for period ended December 31, 1999 and filed with the Securities and Exchange Commission on March 30, 2000.


*Exhibit 23.1  Consent of  Independent Auditors.


Exhibit 23.2   Consent of Counsel (included in Exhibit 5).

Exhibit 24     Power of Attorney (see page II-8).

----------------------------------
* Filed herewith.

ITEM 28.          UNDERTAKINGS.

I. Rule 415 Offering


         The undersigned Registrant undertakes:

         (a) To file, during any period in which if offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) 1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to information in the registration statement to include any additional or changed material information on the plan of distribution.

                  (2) That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  File  a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering . If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of offering.

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declare effective.

                  (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

II.  Request for Acceleration of Effective Date

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of BioSyntech pursuant to the foregoing provisions, or otherwise, BioSyntech has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by BioSyntech of expenses incurred or paid by a director, officer or controlling person of BioSyntech in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, BioSyntech will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of issue.

           [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on the 22nd day of January, 2001.

                                     BIOSYNTECH,  INC.
January 26, 2001
                                     By: /s/ Amine Selmani
                                         ---------------------
                                         Name: Amine Selmani,
                                         Title: Chief Executive Officer
                                                and President

                                POWER OF ATTORNEY

         BioSyntech, Inc. and each of the undersigned do appoint Amine Selmani, its or his true and lawful attorney to execute on behalf of BioSyntech, Inc. and the undersigned any and all amendments to the registration statement on Form SB-2 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of BioSyntech and in the capacities and on the dates indicated.

           Signature                    Title                        Date

/s/ Amine Selmani
-------------------------       Chairman of the Board,          January 18, 2001
      Amine Selmani             Chief Executive Officer
                                and President

/s/ Denis N. Beaudry
-------------------------       Director                        January 18, 2001
Denis N. Beaudry

/s/ Pierre Alary
-------------------------       Director                        January 18, 2001
Pierre Alary

/s/ Jean-Yves Bourgeois
-------------------------       Director                        January 18, 2001
Jean-Yves Bourgeois


------------------------
Pierre Ranger                   Director                        January __, 2001

/s/ Anthony Casola
------------------------
Anthony Casola                  Chief Financial Officer,        January 26, 2001
                                Principal Financial Officer,
                                Principal Accounting Officer &
                                Secretary

                                   APPENDIX I

       List of Investors for Second Private Placement of BioSyntech, Inc.


BIO SYNTECH - PRIVATE PLACEMENT - CLOSING 1 - MARCH 31, 2000

Each Unit comprises one share of common stock of BioSyntech, Inc. and one warrant for the purchase of one additional share at a price of US$4.50 per share before March 30, 2001.

                                                                                                      INVESTMENT
                NAME                   ADDRESS                              UNITS              CDN$             US$
                ----                   -------                              -----              ----             ---

Les Investissements Delman             3455, rue Drummond, #705             30,000           $150,000
                                       Montreal (Quebec)
                                       H3G 2R6



Michal Inc.                            5305 des Bouleaux                    60,000                            $210,000
                                       Montreal (Quebec)
                                       H1T 2P4



Richard De Carufel                     135 Les Pins                         30,000                            $105,000
                                       Laval sur le Lac (Quebec)
                                       H7R 1C8



France De Carufel                      4660 Lacombe                         30,000                            $105,000
                                       Montreal (Quebec)
                                       H3W 1R3



Asuno Inc.                             P.O. Box 345                        170,000                            $595,000
                                       CH-4010 Basel
                                       Switzerland



2973-9711 Quebec Inc.                  51, Rang 7                           50,000                            $175,000
                                       St-Benoit Ladre (Quebec)
                                       G0M 1P0



2973-9711 Quebec Inc.                  51, Rang 7                           70,000                            $245,000
                                       St-Benoit Ladre (Quebec)
                                       G0M 1P0



Les Placements R.L.J.C., s.n.c.        1345, boul. Forest                   43,000                            $150,500
                                       Val D'Or (Quebec)
                                       J9P 4R2

                                                                                                      INVESTMENT
                NAME                   ADDRESS                              UNITS              CDN$             US$
                ----                   -------                              -----              ----             ---


Gestion Lyma 2000 Inc.                 171, rue Trudel                      43,000                            $150,500
                                       Amos (Quebec)
                                       J9T 3E4



Sidney Morris                          6860 Emerson                        110,000                            $385,000
                                       Cote St-Luc (Quebec)
                                       H4W 1G5



Daniel Hache                           870 Roguebrune                       30,000               $150,000
                                       Mont St-Hilaire, Quebec
                                       Canada J3H 5M4



Alain Geahchan                         2503 Stallion                        60,000               $300,000
                                       St Lazare
                                       Quebec Canada
                                       J7T 2E4



Jean-Louis Poulin                      15,600, 10e Avenue                   87,500                            $306,250
                                       St-Georges (Quebec)




Pictet & Cie                           29, Bv. Georges Favon                30,000                            $105,000
                                       1204 Geneva
                                       Switzerland


               TOTAL                                                       843,500               $600,000    $2,532,250




BIO SYNTECH - PRIVATE PLACEMENT - CLOSING 2 - APRIL 4, 2000

                                                                                                      INVESTMENT
                NAME                   ADDRESS                              UNITS              CDN$             US$
                ----                   -------                              -----              ----             ---


Compensation B.N.C. Inc.               1155 Metcalfe Street,                 96,000                            $336,000
                                       5th Floor
                                       Montreal (Quebec)
                                       H3B 4S9

National Bank Financial                BCE Place                            100,000                           $1,050,000
                                       P.O. Box 500                         100,000
                                       161 Bay Street, 10th Floor           100,000
                                       Toronto (Ontario)
                                       M5J 2S8


                                                                                                      INVESTMENT
                NAME                   ADDRESS                              UNITS              CDN$             US$
                ----                   -------                              -----              ----             ---


Roytor & Co.                           Roytor & Co.                          30,000                            $105,000
                                       Global Securities Services
                                       Security Cage
                                       Att: Free Mouvement
                                       Royal Bank of Canada
                                       S1 Level, South Tower
                                       Royal Bank Plaza
                                       200 Bay Street
                                       Toronto (Ontario)
                                       M5J 2J5



792126 Alberta Ltd.                    220 Capital Place                     60,000                            $210,000
                                       9707 - 110th Street
                                       Edmonton (Alberta)
                                       T5K 2L9



151976 Canada Inc.                     8500 Pascal Gagnon                    30,000                            $105,000
                                       St-Leonard (Quebec)
                                       H1P 1Y4



Consultants Alconsultex Inc.           5604, avenue Robinson                 55,000                            $192,500
                                       Cote St-Luc (Quebec)
                                       H4V 2R2



Mr. Marcel Lu                          5604, avenue Robinson                 7,000                             $105,000
                                       Cote St-Luc (Quebec)                  8,700
                                       H4V 2R2                               14,300



SEVA Consultants Ltd.                  205 Edgehill Road                     30,000                            $105,000
                                       Westmount (Quebec)
                                       H3Y 1G1



Jacques Felton                         500 de la Montagne, #206              30,000          $150,000
                                       Montreal (Quebec)
                                       H3C 4T6


                                                                                                      INVESTMENT
                NAME                   ADDRESS                              UNITS              CDN$             US$
                ----                   -------                              -----              ----             ---


Rush & Co.                             Swiss American Securities             30,000                            $105,000
                                       12 East 49th Street
                                       New York, NY 10017
                                       Account no. 961-382-9-1



Pierre H. Lessard                      1515 Kenilworth Road                  50,000                            $175,000
                                       Town of Mount-Royal (Que.)
                                       H3R 2S2


Andree D. Lessard                      1515 Kenilworth Road                  50,000                            $175,000
                                       Town of Mount-Royal
                                       (Que.)
                                       H3R 2S2


Jean Marcotte                          1010, Chemin des Petites Terres       42,857                            $150,000
                                       Pointe-du-Lac (Quebec)
                                       G0X 1Z0


               TOTAL                                                        833,857          $150,000         $2,813,500



BIO SYNTECH - PRIVATE PLACEMENT - CLOSING 3 - AVRIL 17, 2000

                                                                                                      INVESTMENT
                NAME                   ADDRESS                              UNITS              CDN$             US$
                ----                   -------                              -----              ----             ---


                                       130 King Street West
GeneVest Inc.                          Suite 2810                            50,000                           $175,000
                                       Toronto, Ontario
                                       M5X 1A9



Jean-Louis Poulin                      15 600, 10e Avenue                    32,000                           $112,000
                                       Ville St-Georges (Quebec)
                                       G5Y 7G1


               TOTAL                                                         82,000                           $287,000




BIO SYNTECH - PRIVATE PLACEMENT - CLOSING 4 - APRIL 27, 2000

                                                                                                      INVESTMENT
                NAME                   ADDRESS                              UNITS              CDN$             US$
                ----                   -------                              -----              ----             ---


Rodrigue Julien                        1189, rue Etienne Letellier           42,857          $150,000
                                       Cap-Rouge (Quebec)
                                       G1Y 2Y8


               TOTAL                                                         42,857          $150,000



BIO SYNTECH - PRIVATE PLACEMENT - CLOSING 5 - June 9, 2000


                                                                                                      INVESTMENT
                NAME                   ADDRESS                              UNITS              CDN$             US$
                ----                   -------                              -----              ----             ---


Prodier Ltee                           3878, boul. Neilson                   30,000          $150,000
                                       Sainte-Foy (Quebec)
                                       G1W 4Y8



9088-4586 Quebec Inc.                  3525, chemin Sullivan                 33,000                           $115,000
                                       Sullivan (Quebec)
                                       J0Y 2N0



Valeurs Mobilieres Desjardins Inc.     BNP (Canada) Valeurs Mobilieres Inc.  45,000                           $157,500
                                       a/s Pierre Demers
                                       1981, ave. McGill College
                                       Montreal (Quebec)
                                       H3A 2W8


               TOTAL                                                        108,000          $150,000         $272,500